Exhibit 10.19

TIFFANY SPRINGS MARKETCENTER

KANSAS CITY, MISSOURI

PURCHASE AND SALE AGREEMENT

BETWEEN

COUSINS TIFFANY SPRINGS MARKETCENTER LLC

and

CP - TIFFANY SPRINGS INVESTMENTS LLC

as Seller

AND

AMERICAN REALTY CAPITAL IV, LLC

as Purchaser

JUNE 28, 2013

Table of Contents

(continued)

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schedule of exhibits

Exhibit "A"	Description of Land

Exhibit "B"	List of Personal Property

Exhibit "C"	List of Existing Commission Agreements

Exhibit "D"	Form of Escrow Agreement

Exhibit "E"	Existing Environmental Reports

Exhibit "F"	Schedule of Leases and Guaranties

Exhibit "G"	Exception Schedule

Exhibit "H"	List of Operating Agreements

Exhibit "I"	Form of Tenant Estoppel Certificate

Exhibit "J"	Pending Tax Appeals

Exhibit "K"	Tenant Concessions

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schedule of closing documents

Schedule 1	Form of Special Warranty Deed

Schedule 2	Form of Bill of Sale to Personal Property

Schedule 3	Form of Assignment and Assumption of Leases

Schedule 4	Form of Assignment and Assumption of Operating Agreements

Schedule 5	Form of General Assignment of Seller's Interest in Intangible Property

Schedule 6	Form of Seller's Affidavit (for Purchaser's Title Insurance Purposes)

Schedule 7	Form of Seller's Certificate (as to Seller's Representations and Warranties)

Schedule 8	Form of Seller's FIRPTA Affidavit

Schedule 9	Form of Purchaser's Certificate (as to Purchaser's Representations and Warranties)

Schedule 10	Form of License

Schedule 11	Form of NTB Contract Assignment

Schedule 12	Form of Audit Letter

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the "Agreement"), is made and entered into this 28 day of June, 2013, by and between COUSINS TIFFANY SPRINGS MARKETCENTER LLC, a Georgia limited liability company ("Cousins TSMC"), and CP - TIFFANY SPRINGS INVESTMENTS LLC, a Georgia limited liability company ("CP Investments"; Cousins TSMC and CP Investments are collectively referred to as "Seller"), and AMERICAN REALTY CAPITAL IV, LLC, a Delaware limited liability company ("Purchaser").

Seller desires to sell the Asset (as such term is defined in this Agreement) and Purchaser desires to purchase the Asset on the terms and conditions set forth in this Agreement.

In consideration of the premises, the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by Seller and Purchaser, Seller and Purchaser covenant and agree as follows:

ARTICLE 1
DEFINITIONS

For the purposes of this Agreement, each of the following capitalized terms has the meaning set forth below:

"Assignment and Assumption of Leases" means the form of assignment and assumption of Leases and Security Deposits and obligations under the Rubenstein Commission Agreement to be executed and delivered by Seller and Purchaser at the Closing in the form attached as Schedule 3.

"Asset" has the meaning in Section 2.1.

"Assignment and Assumption of Operating Agreements" means the form of assignment and assumption of the Operating Agreements to be executed and delivered by Seller and Purchaser at the Closing in the form attached as Schedule 4.

"Best Buy" means Best Buy Stores, L.P.

"Bill of Sale" means the form of bill of sale to the Personal Property to be executed and delivered by Seller to Purchaser at the Closing in the form attached as Schedule 2.

"Broker" has the meaning in Section 10.1.

"Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in the State of Missouri are authorized by law or executive action to close.

"City" means the City of Kansas City, Missouri.

"Closing" means the consummation of the purchase and sale of the Asset pursuant to the terms of this Agreement.

"Closing Date" has the meaning in Section 2.6.

"Commission Agreements" has the meaning in Section 4.1(f).

"Due Diligence Material" has the meaning in Section 3.7.

"Earnest Money" means the Initial Earnest Money and, if Purchaser elects to go forward after the expiration of the Inspection Period, the First Additional Earnest Money, and, if Purchaser elects to extend the Closing Date in accordance with Section 2.6, the Second Additional Earnest Money, together with all interest which accrues as provided in Section 2.3(c) and in the Escrow Agreement.

"Effective Date" means the last date on which Purchaser, Seller and Escrow Agent have executed and delivered at least one (1) fully executed counterpart of the Escrow Agreement to each other party.

"Environmental Law" means any law, ordinance, rule, regulation, order, judgment, injunction or decree relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act, any state and local environmental law, all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued relative to the foregoing.

"Escrow Agent" means the Title Company at its offices at One Washington Mall, Suite 1400, Boston, Massachusetts 02108, Attn: Annette Comer, Facsimile No.: (617) 727-8372, e-mail: acomer@stewart.com.

"Escrow Agreement" means the Escrow Agreement in the form attached as Exhibit "D" entered into by Seller, Purchaser and Escrow Agent.

"Existing Environmental Reports" means the reports, correspondence and related materials, if any, that are described on Exhibit "E".

"Existing Survey" means the survey with respect to the Land and the Improvements prepared by Lutjen, dated April 25, 2013.

"FIRPTA Affidavit" means the form of FIRPTA Affidavit to be executed and delivered by Seller to Purchaser at Closing in the form attached as Schedule 8.

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"First Additional Earnest Money" means the sum of Nine Hundred Fifty Thousand and No/100 Dollars ($950,000.00 U.S.) paid by Purchaser to Escrow Agent.

"First Title Notice" has the meaning in Section 3.4.

"General Assignment" has the meaning in Section 5.1(e).

"Guaranties" means the guaranties identified on Exhibit "F" and any new guaranties delivered with new Leases pursuant to Section 4.4(a).

"Hazardous Substances" means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is now or may in the future be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum, petroleum products, and polychlorinated biphenyls).

"Improvements" means all buildings, structures and improvements now or on the Closing Date situated on the Land, but excluding the signs for the Asset which bear a trademark name held by Seller's affiliate.

"Initial Earnest Money" means the sum of Six Hundred Fifty Thousand and No/100 Dollars ($650,000.00 U.S.) paid by Purchaser to Escrow Agent.

"Inspection Period" means the period expiring at 5:00 P.M. Eastern Standard Time on the date that is thirty (30) days following the Effective Date.

"Intangible Property" means the intangible property (subject to the express exclusions below), if any, owned by Seller and related to the Land and Improvements, including without limitation, Seller's rights and interests, if any, in and to the following (to the extent assignable): (i) all assignable plans and specifications and other architectural and engineering drawings for the Land and Improvements; (ii) all assignable warranties or guaranties given or made with respect to the Improvements or Personal Property; (iii) all transferable consents, authorizations, variances or waivers, licenses, permits, approvals and other land-use entitlements from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely related to the Land or Improvements; (iv) rights in and to the Assigned Mark and the Licensed Mark pursuant to and in accordance with the terms of the License (which License, being attached as Schedule 10, defines the foregoing terms); and (v) all of Seller's right, title and interest in and to all assignable Operating Agreements that Purchaser agrees to assume (or is deemed to have agreed to assume); however, the Intangible Property expressly excludes (a) any right to the use of the trademark held by Cousins Properties Incorporated for "MarketCenter" other than in connection with the ownership, operation, marketing and leasing of the Asset, and (b) any websites, domain names, mailing lists or other similar internet-related intangible property.

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"JCP Supplemental Agreement" means the Supplemental Agreement dated July 6, 2007, between Cousins TSMC and J. C. Penney Properties, Inc.

"Land" means the parcel of real property which is described on Exhibit "A", together with all rights, privileges and easements appurtenant to the real property, and all right, title and interest of Seller, if any, in and to any adjacent strips and gores, and any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to the Land, and all of Seller's right, title and interest in and to all water, oil, gas and other mineral rights and interests situated in, on or under such real property.

"Lane4" has the meaning in Section 4.4(g).

"Lease" and "Leases" mean the leases with the tenants identified on Exhibit "F", and any amended or new leases entered into pursuant to Section 4.4(a) of this Agreement.

"Leasing Agreement" means the Exclusive Right to Lease Agreement (Missouri) dated May 21, 2010, between Cousins TSMC and Lane4, as last extended by Letter Agreement dated March 19, 2013.

"License" means the Assignment and License Agreement attached as Schedule 10.

"Major Tenant" or "Major Tenants" mean Best Buy, Chuck E Cheese, Famous Footwear, PetsMart, Sports Authority, and Ulta.

"Monetary Objection " or "Monetary Objections" means (a) any mortgage, deed to secure debt, deed of trust or similar security instrument encumbering all or any part of the Asset, (b) any mechanic's, materialman's or similar lien (unless resulting from any act or omission of Purchaser or any of its agents, contractors, representatives or employees or any tenant of the Asset), and (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Asset which are delinquent.

"NTB Contract" means the Agreement for the Purchase and Sale of Real Property dated November 28, 2011, between CP – Tiffany Springs Investments LLC, as seller, and D3, LLC, an Alabama limited liability company, as purchaser, as amended by a First Amendment to Purchase and Sale Agreement dated February 3, 2012, a Second Amendment to, and Reinstatement of, Purchase and Sale Agreement dated October 9, 2012, a Third Amendment to Purchase and Sale Agreement dated January 17, 2013, and a Fourth Amendment to Purchase and Sale Agreement dated February 12, 2013, with respect to that portion of the Land known as Outparcel 7B.

"OEA" means the Operation and Easement Agreement dated July 6, 2007, among Target Corporation, Home Depot U.S.A., Inc., J.C. Penney Properties, Inc. and Cousins TSMC, recorded in Deed Book 1107, Page 241 of the Official Records of Platte County, Missouri; as amended by First Amendment to the Operation and Easement Agreement recorded October 19, 2007, as Document No. 20070164460 in Book 1112, Page 518; as further amended by Second Amendment to the Operation and Easement Agreement recorded February 9, 2009, as Document

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No. 1522 in Book 1134, Page 492; and as may be further amended as contemplated in the Third Amendment to OEA.

"OEA Estoppel Certificates" has the meaning in Section 4.4(f).

"Operating Agreements" means the agreements described on Exhibit "H" relating to the repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the Closing Date.

"Option Agreement" means the Option Agreement dated March 4, 2008, among CommunityAmerica Credit Union, Cousins Properties Incorporated and Cousins Real Estate Corporation, recorded as Document No. 2008003109 in Book 1118, Page 827 of the Official Records of Platte County, Missouri.

"Option Agreement Assignment" has the meaning in Section 5.1(t).

"Other Notices of Sale" has the meaning in Section 5.1(o).

"Permitted Exceptions" means, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent, (b) the Leases, (c) such other easements, restrictions and encumbrances of record as of the Effective Date that do not constitute Monetary Objections, and (d) all matters that would be shown by a current and accurate survey.

"Personal Property" means all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which either is licensed to Seller or Seller deems proprietary), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated on the Land, if any, as generally described on Exhibit "B", and all non-confidential books, records, budgets and files (excluding any appraisals, strategic plans for the Asset, internal analyses, information regarding the marketing of the Asset for sale, submissions relating to Seller's obtaining of trust, corporate or partnership authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller's asset manager which Seller deems proprietary) relating to the Land and Improvements, and, if and to the extent transferable, all utility deposits relating to the Asset (and Seller will receive a credit for the same). The Personal Property does not include any property owned by tenants, contractors or licensees, and will be conveyed by Seller to Purchaser subject to depletions, replacements and additions in the ordinary course of Seller's business.

"Prospect" has the meaning in Section 4.4(g).

"Purchase Price" is the amount specified in Section 2.4.

"Purchaser Accountable Lease" has the meaning in Section 4.4(a).

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"Purchaser's Certificate" has the meaning in Section 5.2(d).

"REIT" means American Realty Capital – Retail Centers of America, Inc.

"Rubenstein Commission Agreement" means the Commission Agreement dated November 9, 2011, between Seller and Rubenstein Real Estate Co., LC, which relates to the commission payable to the purchaser's broker in connection with the NTB Contract.

"Second Additional Earnest Money" means the sum of Six Hundred Fifty Thousand and No/100 Dollars ($650,000.00 U.S.) paid by Purchaser to Escrow Agent.

"Security Deposits" mean the security deposits actually held by Seller with respect to the Leases.

"Seller Accountable Lease" has the meaning in Section 4.4(a).

"Seller's Affidavit" has the meaning in Section 5.1(f).

"Seller's Certificate" has the meaning in Section 5.1(g).

"Signalization Agreement" has the meaning in Section 4.4(h).

"Survey" has the meaning in Section 3.4.

"Taxes" has the meaning in Section 5.4(a).

"Tenant Concessions" means any out-of-pocket payments required under the Leases to be paid by the landlord to or for the benefit of the tenants which is in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, lease buyout payments, and moving, design, and refurbishment allowances and costs. The term "Tenant Concessions" does not include loss of income resulting from any free rental period, it being understood and agreed that Seller bears the loss resulting from any free rental period until the Closing Date and that Purchaser bears such loss from and after the Closing Date.

"Tenant Estoppel Certificate" or "Tenant Estoppel Certificates" mean the certificates to be sought from the tenants under the Leases in substantially the form attached as Exhibit "I"; provided, however, (i) if any Lease provides for the form or content of an estoppel certificate from the tenant under such Lease, the Tenant Estoppel Certificate with respect to such Lease may be in the form as called for in such Lease, and (ii) if a national or regional tenant requires that its estoppel form be utilized, the Tenant Estoppel Certificate form with respect to such Lease may be in the form required by that tenant.

"Tenant Notices of Sale" has the meaning in Section 5.1(n).

"Third Amendment to OEA" has the meaning in Section 4.1(j).

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"Title Company" means Stewart Title Guaranty Company.

"Title Commitment" has the meaning in Section 3.4.

"Ulta" has the meaning in Section 5.4(c).

"Ulta Deferred Rent" has the meaning in Section 5.4(c).

"Warranty Deed" has the meaning in Section 5.1(a).

ARTICLE 2
PURCHASE AND SALE

2.1          Agreement to Sell and Purchase. Subject to and in accordance with the terms and provisions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase, the following property (collectively, the "Asset"):

(a)	the Land;

(b)	the Improvements;

(c)	all of the landlord's interest in and to the Leases, the Guaranties, and the Security Deposits;

(d)	all of Seller's right, title and interest in and to the OEA;

(e)	Seller's interest as the seller under the NTB Contract;

(f)	Seller's interests under the Signalization Agreement;

(g)	Seller's interests under the JCP Supplemental Agreement;

(h)	the interests of Cousins Properties Incorporated under the Option Agreement;

(i)	the Personal Property; and

(j)	the Intangible Property.

2.2          Permitted Exceptions. The Asset will be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions.

2.3          Earnest Money.

(a)          Within three (3) Business Days after Purchaser's execution and delivery of this Agreement, Purchaser will deliver the Initial Earnest Money to Escrow Agent by federal wire transfer or by Purchaser's check. If Purchaser fails to deliver the Initial Earnest Money on

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such date, this Agreement will automatically terminate. The Earnest Money will be held and released by Escrow Agent in accordance with the terms of the Escrow Agreement.

(b)          In the event Purchaser fails to terminate this Agreement prior to the expiration of the Inspection Period, Purchaser will deliver the First Additional Earnest Money to Escrow Agent in the same manner as provided above for the Initial Earnest Money.

(c)          In the event Purchaser elects to extend the Closing Date in accordance with Section 2.6 below, Purchaser will deliver the Second Additional Earnest Money to Escrow Agent in the same manner as provided above for the Initial Earnest Money.

(d)          The Earnest Money will be applied to the Purchase Price at the Closing and will otherwise be held, refunded, or disbursed in accordance with the terms of the Escrow Agreement and this Agreement. All interest and other income earned from time to time on the Earnest Money will be earned for the account of Purchaser, and will be a part of the Earnest Money.

2.4          Purchase Price. Subject to adjustment and credits as specified in this Section 2.4 and elsewhere in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Asset is Fifty-Four Million Two Hundred Fifty Thousand and No/100 Dollars ($54,250,000.00 U.S.). The portion of the Purchase Price attributable to that portion of the Land known as Outparcels 1, 2, 3, 5, 6, 7A, 7B and 8, which is owned by CP Investments, is $2,973,701.00, and the portion of the Purchase Price attributable to the remainder of the Asset, which is owned by Cousins TSMC, is $51,276,299.00. The Purchase Price will be paid by Purchaser to Seller at the Closing as follows:

(a)          The Earnest Money will be paid by Escrow Agent to Seller at Closing; and

(b)          An amount equal to the Purchase Price will be paid by Purchaser to Seller at the Closing by wire transfer of immediately available federal funds to an account designated by Seller, less the amount of the Earnest Money paid by Escrow Agent to Seller at Closing and less the NTB Contract net sale proceeds, if applicable, as provided in Section 4.4(a), and subject to prorations, adjustments and credits as specified in this Agreement.

2.5          Independent Contract Consideration. In addition to, and not in lieu of the delivery to Escrow Agent of the Earnest Money, Purchaser will deliver to Seller, concurrently with Purchaser's execution and delivery of this Agreement to Seller, Purchaser's check, payable to the order to Seller, in the amount of One Hundred and No/100 Dollars ($100.00). Seller and Purchaser mutually acknowledge and agree that $100.00 represents adequate bargained for consideration for Seller's execution and delivery of this Agreement and Purchaser's right to inspect the Asset pursuant to Article 3. This amount is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.

2.6          Closing. The consummation of the sale by Seller and purchase by Purchaser of the Asset (the "Closing") will be held on any date on or before the date that is thirty (30) days after the date of expiration of the Inspection Period (the "Closing Date"). Either party shall have the right to extend the Closing Date for up to thirty (30) days by delivery of written notice of

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such extension to the other party and the Title Company on or before the date immediately preceding the scheduled Closing Date. Once one party has exercised its right to extend the Closing Date in accordance with this Section 2.6, the other party no longer will have an extension right. In the event Purchaser elects to extend the Closing Date pursuant to this Section 2.6, Purchaser will deliver the Second Additional Earnest Money to Escrow Agent in the same manner as the Initial Earnest Money within three (3) Business Days after the date of delivery of Purchaser's notice of the extension of the Closing Date, and it is agreed that the Earnest Money will be non-refundable on the exercise by Purchaser of such extension right pursuant to this Section 2.6 except (a) in the event of a default by Seller, or (b) a termination of this Agreement as a result of a casualty or condemnation pursuant to Article 7 or as a result of the failure of Seller to deliver the Required Tenant Executed Estoppels by the Closing Date, as so extended. In addition, if Purchaser extends the Closing Date pursuant to this Section 2.6, Purchaser will no longer have an extension right pursuant to Section 4.4(e), and Seller will not be required to obtain any updated Estoppel Certificates from tenants to the extent those previously received by Seller and provided to Purchaser are dated more than thirty (30) days prior to the Closing Date as a result of such extension. The Closing will take place at an office in the metropolitan Atlanta, Georgia area, or at such specific place, time and Closing Date designated by Purchaser in a written notice to Seller not less than three (3) Business Days prior to Closing. If Purchaser fails to give notice of the Closing Date, the Closing will be at the offices of the Escrow Agent at 2:00 p.m. on the outside date for Closing as provided in this Agreement. Notwithstanding the foregoing, Seller and Purchaser agree to cooperate with one another to effect an escrow closing with the documents to be executed by each party to be delivered to Escrow Agent or to another mutually acceptable escrow agent so as to obviate the need for the representatives of Seller and Purchaser to attend the Closing.

ARTICLE 3
PUrchaser's Inspection and Review Rights

3.1          Due Diligence Inspections.

(a)          From and after the Effective Date until the Closing Date or earlier termination of this Agreement, Purchaser and its authorized representatives may inspect the Asset to perform due diligence, environmental investigations, and to examine the non-confidential books, records and files of Seller with respect to the Asset during normal business hours as Purchaser or its representatives may request. All such inspections will be non-destructive in nature, and specifically will not include any physically intrusive testing. Purchaser will not conduct any soil, groundwater, soil vapor or surface water sampling of the Asset unless approved in writing in advance by Seller, which approval shall not be unreasonably withheld or delayed, and Purchaser will not provide the results of any soil, groundwater, soil vapor or surface water sampling unless agreed to in writing by Seller, except as may be required by applicable laws or regulations, and except that Purchaser may provide such results to Purchaser's consultants, prospective lenders and such prospective lenders' consultants. All inspections will be performed in such a manner as is designed to minimize any interference with the business of the tenants under the Leases at the Asset and, in each case, in compliance with Seller's rights and obligations as landlord under the Leases. All costs and expenses of any kind incurred by Purchaser relating to the inspection of the Asset are solely at Purchaser's expense. Seller reserves the right to have a representative present at the time of making any such inspection

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(however, the unavailability of a representative of Seller will not delay or prevent an inspection by Purchaser) and all contact with tenants will be made first through Seller's representative. Purchaser will notify Seller not less than two (2) Business Days in advance of making any such inspection by telephone to Vickie Bock at (404) 407-1746 and all contact with tenants will be coordinated first through Vickie Bock.

(b)          If the Closing is not consummated, Purchaser will promptly deliver copies of all non-confidential and non-proprietary reports, surveys and other information furnished to Purchaser by third parties in connection with its inspections to Seller; provided, however, that delivery of such copies and information will be without warranty or representation whatsoever, express or implied, including, without limitation, any warranty or representation as to ownership, accuracy, adequacy or completeness. This Section 3.1(b) will survive the termination of this Agreement.

(c)          To the extent that Purchaser or any of its representatives, agents or contractors damages or disturbs the Asset, Purchaser will immediately return the same to substantially the same condition which existed prior to the damage or disturbance. Purchaser hereby agrees to and will indemnify, defend and hold harmless Seller from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorney's fees actually incurred) as a result of any negligent act or omission of Purchaser or its representatives, agents or contractors, other than any expense, loss or damage to the extent arising from any negligent act or omission of Seller during any such inspection and other than any expense, loss or damage resulting from the discovery or release of any Hazardous Substances at the Asset (other than Hazardous Substances brought on to the Asset by Purchaser or its representatives, agents or contractors, or any release of Hazardous Substances resulting from the gross negligence or willful misconduct of Purchaser or its representatives, agents or contractors). This indemnification agreement will survive the Closing and any earlier termination of this Agreement. Purchaser will maintain and will ensure that Purchaser's consultants and contractors maintain commercial general liability insurance in an amount not less than $2,000,000, combined single limit, and in form and substance adequate to insure against all liability of Purchaser and its consultants and contractors, respectively, and each of their respective agents, employees and contractors, arising out of inspections and testing of the Asset made on Purchaser's behalf. Purchaser agrees to provide to Seller a certificate of insurance with regard to each applicable liability insurance policy prior to any entry on the Land by Purchaser or its consultants or contractors, as the case may be, pursuant to this Section 3.1.

3.2          Purchaser's Access to Seller's Records. From the Effective Date until the Closing Date or earlier termination of this Agreement, Seller will allow Purchaser and Purchaser's representatives, on reasonable advance notice and during normal business hours, to have access to Seller's existing non-confidential books, records and files relating to the Asset either (i) through the secure electronic data room established by Seller with Holliday Fenoglio Fowler, L.P., or (ii) at the offices of Seller in Atlanta, Georgia, for the purpose of inspecting and (at Purchaser's expense) copying the same. Except as may be specifically provided in this Agreement, Purchaser acknowledges and agrees that Seller makes no representation or warranty of any nature whatsoever, express or implied, with respect to the ownership, enforceability, accuracy, adequacy or completeness or otherwise of any of such records, evaluations, data, investigations, reports, or other materials. If the Closing fails to take place for any reason,

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Purchaser will promptly return or destroy all copies of materials copied from Seller's books, records and files relating to the Asset. It is understood and agreed that Seller has no obligation to obtain, commission or prepare any books, records, files, reports or studies not now in Seller's possession. Seller has uploaded the documents in clauses (i), (ii), (iii), (iv), (vi), (vii), (viii), (ix), (xi) and (xii) below to the electronic data room referred to in clause (i), above. To the extent not in the electronic data room on the Effective Date, Seller agrees to make available to Purchaser for inspection and copying, without limitation, the following books, records and files relating to the Asset, all to the extent the same are in Seller's possession or control:

(i)	Copies of current tax bills and assessor's statements of current assessed value with respect to the Asset.

(ii)	Copies of operating statements for calendar years 2011 and 2012 and year to date with respect to the Asset.

(iii)	Copies of the current accounts receivable report, most recent CAM/tax reconciliations, and current CAM and tax calculations and invoices.

(iv)	Copies of all Leases, Guaranties and Commission Agreements existing as of the Effective Date.

(v)	Copies of insurance certificates for tenants under the Leases.

(vi)	Copies of the Rubenstein Commission Agreement and the Leasing Agreement.

(vii)	Copies of all Operating Agreements currently in place with respect to the Asset, if any.

(viii)	A copy of the NTB Contract.

(ix)	A copy of the Option Agreement.

(x)	A copy of Seller's (or its affiliate's) current policy or policies of title insurance with respect to the Land and Improvements, and a schedule of any pending insurance claims.

(xi)	A copy of the Existing Survey.

(xii)	Copies of the Existing Environmental Reports.

(xiii)	Copies of any financial statements or other financial information of the tenants under the Leases.

(xiv)	All available construction, architectural and engineering plans and specifications in Seller's possession relating to the development, condition, repair and maintenance of the Asset.

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(xv)	Copies of all available warranties, guaranties and bonds in effect with respect to the Asset.

(xvi)	Copies of all available permits, licenses, approvals and certificates of occupancy applicable to the Asset.

3.3          Condition of the Asset . Seller recommends that Purchaser employ one or more independent engineering and/or environmental professionals to perform engineering, environmental and physical assessments of the Asset.

3.4          Title and Survey. Seller will provide Purchaser with a current ALTA title insurance commitment from the Title Company with respect to the Asset (the "Title Commitment") and the Existing Survey. However, the premiums for all owner’s and lender’s title insurance policies issued for the Property at Closing will be shared equally by an agent or direct office of the Title Company selected by Seller and an agent or direct office of the Title Company selected by Purchaser. As provided in Section 5.3, Seller will pay for all costs to prepare the Title Commitment and the basic premium for Purchaser's title insurance. Seller and Purchaser will share equally the cost of the Existing Survey (in the amount of $8,980.18) and Purchaser will pay for the cost of any updates to the Existing Survey. Purchaser will have until the day which is five (5) days prior to the expiration of the Inspection Period to give written notice (the "First Title Notice") to Seller of any objections Purchaser has to any exceptions to title disclosed in the Title Commitment or any matters revealed by the Existing Survey. At any time after the First Title Notice and prior to the Closing Date, Purchaser may give written notice of exceptions to title first appearing of record after the effective date of the Title Commitment or on any update to the Existing Survey (as updated from time to time). Seller has the right, but not the obligation (except as to Monetary Objections), to attempt to remove, satisfy or otherwise cure any exceptions to title to which Purchaser objects. Within five (5) days after receipt of Purchaser's First Title Notice, Seller will give written notice to Purchaser informing Purchaser of Seller's election with respect to such objections. If Seller fails to give written notice within the five (5) day period, Seller is deemed to have declined to cure the objections (other than Monetary Objections). Except as to Monetary Objections, if Seller declines, or is deemed to have declined, to cure any exceptions to title to which Purchaser has objected or if, after electing to attempt to cure, Seller determines that it is unable to remove, satisfy or otherwise cure any such exceptions, Purchaser's sole remedy will be either (i) to accept title to the Asset subject to such exceptions as if Purchaser had not objected and without reduction of the Purchase Price, or (ii) to terminate this Agreement within three (3) Business Days after receipt of written notice from Seller declining to cure any objection or advising Purchaser that Seller is unable to do so. On any such termination under clause (ii) above, Escrow Agent will return the Earnest Money to Purchaser. Notwithstanding anything to the contrary contained elsewhere in this Agreement, it shall not be necessary for Purchaser to include specific reference to any Monetary Objections in the First Title Notice or otherwise; rather all Monetary Objections will be deemed made by Purchaser, whether or not specifically identified by Purchaser, and Seller is obligated to cure or satisfy all Monetary Objections at or prior to Closing, and may use the proceeds of the Purchase Price at Closing for such purpose.

3.5          Operating Agreements. Not less than five (5) days prior to the expiration of the Inspection Period, Purchaser will designate in writing which Operating Agreements, if any,

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Purchaser will assume and which Operating Agreements will be terminated by Seller at Closing; provided, however, that Seller will not be obligated to terminate, and Purchaser will assume Seller's obligations arising from and after Closing under, all Operating Agreements, if any, that cannot be terminated by Seller upon thirty (30) days, or less, prior notice or that can be terminated by Seller only upon payment of a fee, premium, penalty or other form of early termination compensation. Taking into account any credits or prorations to be made pursuant to Article 5, Purchaser will assume the obligations arising from and after the Closing Date under those Operating Agreements which will not be terminated. Seller, without cost to Purchaser, will terminate at Closing all Operating Agreements that are not so assumed. If Purchaser fails to give notice to Seller, Purchaser will be deemed to have elected to reject all the Operating Agreements and to have required Seller to terminate such Operating Agreements at Closing.

Seller will terminate the Leasing Agreement effective as of closing; however, Purchaser will be responsible for payment of leasing commissions payable to the leasing agent under the Leasing Agreement to the extent provided in Section 4.1(f).

3.6          Termination of Agreement. Purchaser will have until the expiration of the Inspection Period to determine, in Purchaser's sole opinion and discretion, the suitability of the Asset for acquisition by Purchaser. Purchaser has the right, in Purchaser's sole opinion and discretion, to terminate this Agreement at any time on or before expiration of the Inspection Period by giving written notice to Seller. If Purchaser elects to terminate this Agreement pursuant to this Section 3.6, Escrow Agent will pay the Earnest Money to Purchaser, and, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, Seller and Purchaser will have no further rights or obligations under this Agreement. If Purchaser fails to terminate this Agreement prior to the expiration of the Inspection Period: (i) Purchaser will deliver the First Additional Earnest Money to Escrow Agent in the same manner as the Initial Earnest Money within three (3) Business Days after the expiration of the Inspection Period, and it is agreed that the Initial Earnest Money and the First Additional Earnest Money will be non-refundable on expiration of the Inspection Period pursuant to this Section 3.6 except (a) in the event of a default by Seller, or (b) a termination of this Agreement as a result of a casualty or condemnation pursuant to Article 7 or as a result of the failure of Seller to deliver the Required Tenant Executed Estoppels by the Closing Date, as may be extended pursuant to this Agreement, and (ii) Purchaser will have no further right to terminate this Agreement pursuant to this Section 3.6.

3.7          Confidentiality. All information acquired by Purchaser or any of its designated representatives (including by way of example, but not in limitation, the members, officers, directors, shareholders and employees of Purchaser, and Purchaser's engineers, consultants, counsel and potential lenders and partners, and the members, officers, directors, shareholders and employees of each of them) with respect to the Asset, whether delivered by Seller or any of Seller's representatives or obtained by Purchaser as a result of its inspection and investigation of the Asset, examination of Seller's books, records and files, or otherwise (collectively, the "Due Diligence Material") will be used solely for the purpose of determining whether the Asset is suitable for Purchaser's acquisition and ownership and for no other purpose whatsoever. The terms and conditions which are contained in this Agreement and all Due Diligence Material which is not published as public knowledge or which is not generally available in the public domain will be kept in strict confidence by Purchaser and will not be disclosed to any individual

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or entity other than to those agents, representatives, advisers, consultants, or attorneys of Purchaser, or Purchaser's lender(s), who Purchaser or Purchaser's lender(s) determines need to know the information for the purpose of assisting Purchaser or Purchaser's lender(s) in evaluating the Asset. However, Purchaser will have the right to disclose any such information if required by applicable law or as may be necessary in connection with any court action or proceeding with respect to this Agreement, and Purchaser shall have the right to disclose the existence of this Agreement and the fact that Purchaser has contracted to purchase the Asset and to make such disclosures as are permitted in Section 11.4 below. Purchaser agrees to indemnify and hold Seller harmless from and against any and all loss, liability, cost, damage or expense that Seller may suffer or incur (including, without limitation, reasonable attorneys' fees actually incurred) as a result of the unpermitted disclosure or use of any of the Due Diligence Material to any individual or entity other than as permitted above and/or the use of any Due Diligence Material for any purpose other than contemplated and permitted in this Agreement. If Purchaser elects to terminate this Agreement or if the Closing fails to occur for any reason, Purchaser will promptly destroy or return to Seller all Due Diligence Material in the possession of Purchaser and any of its representatives, and will destroy all copies, notes or abstracts or extracts, as well as all copies of any analyses, compilations, studies or other documents prepared by Purchaser or for its use (whether in written or electronic form) containing or reflecting any Due Diligence Material. Seller agrees not to disclose the economic terms of this Agreement to any party except Seller's partners, lenders, agents, employees and consultants.

ARTICLE 4
Representations, Warranties AND OTHER AGREEMENTS

4.1          Representations and Warranties of Seller. Seller makes the following representations and warranties to Purchaser:

(a)          Organization, Authorization and Consents. Seller is a duly organized and validly existing entity under the laws of the State of its formation. Seller has the right, power and authority to enter into this Agreement and to convey the Asset in accordance with the terms and conditions of this Agreement.

(b)          Action of Seller, Etc. Seller's obligations under this Agreement are conditioned on receipt of approval of this Agreement from the board of directors of Cousins Properties Incorporated. Seller will have until the date which is ten (10) business days after the Effective Date to receive the approval. Seller will advise Purchaser in writing of the board's determination. If the board does not approve the transaction contemplated by this Agreement, Seller will terminate this Agreement not later than the date which is ten (10) business days after the Effective Date. In that event, the Earnest Money will be returned to Purchaser, Seller will reimburse Purchaser for its actual and reasonable third party costs incurred with respect to this Agreement and its pursuit of the Asset, not to exceed $25,000.00, and, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, Seller and Purchaser will have no further rights or obligations under this Agreement. On the execution and delivery of any document to be delivered by Seller on or prior to the Closing, this Agreement and such document will constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms, except as

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enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)          No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions of this Agreement, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance on the Asset pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller is bound.

(d)          Litigation. Seller has no actual knowledge of any investigation, action or proceeding that is pending or threatened, which (i) if determined adversely to Seller, does or would materially and adversely affect the use or value of the Asset, or (ii) questions the validity of this Agreement or any action taken or to be taken pursuant to this Agreement, or (iii) involves condemnation or eminent domain proceedings involving the Asset.

As a matter of information only, there is a lawsuit pending against Cousins TSMC in the Circuit Court of Platte County, Missouri styled Relling v. Cousins Tiffany Springs MarketCenter LLC (Case No. 13AE-CV00121).

(e)          Existing Leases and Guaranties. Other than the Leases with the tenants listed on Exhibit "F", to Seller's actual knowledge, there is no agreement with respect to the occupancy of the Asset which will be binding on Purchaser after the Closing. Exhibit "F" contains a complete list of all Guaranties with respect to the signed Leases. The copies of the Leases and Guaranties delivered by Seller to Purchaser are true, correct and complete copies including all amendments. Except as set forth on Exhibit "G", to Seller's actual knowledge, (i) there is no tenant under the Leases that is in default in any material respect under its Lease, and (ii) no default by Seller, as landlord, has occurred and is continuing under any Lease.

Best Buy, a tenant at the Asset, alleged in a letter dated May 7, 2013 that Cousins TSMC, the landlord under the Best Buy Lease, is in default under the Best Buy Lease for failure to undertake repairs of damage caused by an apparent act of vandalism to the Best Buy store.  Cousins TSMC has determined that the damage caused by the vandals affects non-structural aspects of the premises except for a bollard in the sidewalk in front of the premises, and that such damage does not constitute "casualty damage" requiring repair by landlord under the terms of the Best Buy Lease.  Cousins Properties Incorporated, as agent for Cousins TSMC, by letter to Best Buy dated May 14, 2013, explained that: (i) Best Buy will be responsible for repairing all non-structural damage pursuant to its obligations under its Lease; and (ii) Cousins TSMC will repair the damaged bollard located on the sidewalk in front of the Best Buy premises, as it is within the common area.  Seller agrees to keep Purchaser informed of any developments related to this dispute and to promptly forward to Purchaser any material correspondence delivered to or received from Best Buy.

(f)          Leasing Commissions; Management and Leasing Agreements. (i) Seller has not entered into any (and to Seller's knowledge, there are no) lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Asset ("Commission Agreements")

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other than as disclosed on Exhibit "C", and (ii) Seller has not entered into any (and to Seller's knowledge, there are no) agreements currently in effect relating to the management and leasing of the Asset other than the Leasing Agreement. Except as expressly contemplated in Section 4.4(a) and except as set forth on Exhibit "G", all leasing commissions and brokerage fees accrued or due and payable under the Commission Agreements for the signed Leases have been paid in full by Seller. Seller will terminate the Leasing Agreement at Closing. Except as expressly contemplated in Section 4.4(a), Purchaser will be responsible for the payment of all leasing commissions payable for (A) any new leases entered into after the Effective Date that have been approved (or deemed approved) by Purchaser, and (B) the leasing commissions listed in item 1 of Exhibit "G", which are described in the next sentence. In addition, Purchaser will be responsible for any commission due: (i) to Lane4 as a result of the leasing by Purchaser of any portion of the Asset to a Prospect within one hundred eighty (180) days after the Leasing Agreement is terminated, which will occur at Closing; and (ii) under the Rubenstein Commission Agreement. The copies of the Rubenstein Commission Agreement and the Leasing Agreement provided by Seller to Purchaser are true, correct and complete, and to Seller's actual knowledge there are no defaults by Seller or any other party under either the Rubenstein Commission Agreement or the Leasing Agreement.

(g)          Taxes and Assessments. Except as may be set forth on Exhibit "J", Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Asset which remain pending.

(h)          Environmental Matters. Except as may be set forth in any of the Due Diligence Material or as otherwise may be disclosed in writing by Seller, to Seller's actual knowledge, there are no violations of any Environmental Law with respect to the Asset.

(i)          Compliance with Laws. To Seller's knowledge, there are no violations of law with respect to the Asset.

(j)          Other Agreements. Seller has delivered a true, correct and complete copy of the NTB Contract (including all amendments) to Purchaser and, to Seller's knowledge, the NTB Contract is in full force and effect and no default has occurred thereunder. Except for the Leases, the Guaranties, the Commission Agreements, the Leasing Agreement, the Operating Agreements, the NTB Contract, and the Permitted Exceptions, Seller has entered into no (and to Seller's knowledge, there are no) service contracts, leases, management agreements, brokerage agreements, sale agreements, option agreements or other agreements or instruments in force or effect that grant to any person or any entity any right, title, interest or benefit in and to all or any part of the Asset or any rights relating to the use, operation, management, leasing, maintenance, repair or purchase of all or any part of the Asset which will survive the Closing or be binding upon Purchaser other than those which Purchaser has agreed in writing to assume prior to the expiration of the Inspection Period (or is deemed to have agreed to assume) or which are terminable upon thirty (30) days' notice without payment of premium or penalty.

Purchaser acknowledges that the parties to the OEA currently are negotiating a Third Amendment to Operation and Easement Agreement (the "Third Amendment to OEA"), which will reconfigure that portion of the Land known as Outparcels 6 and 7 and modify the list of

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prohibited uses for the Asset. Purchaser agrees that: (i) Seller will have the right to further negotiate and enter into the Third Amendment to OEA, a copy of which is posted in the electronic data room, and (ii) upon full execution, the Third Amendment to OEA will become a part of the OEA.

(k)          Seller Not a Foreign Person. Seller is not a "foreign person" which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

(l)          Condemnation; Assessments. Seller has no actual knowledge of any pending or threatened proceedings for taking by condemnation or eminent domain of any part of the Asset. To Seller's actual knowledge, there are no special assessments affecting the Asset.

(m)          Employees. Seller has no employees to whom by virtue of such employment or otherwise Purchaser will have any obligation after the Closing.

The representations and warranties made in this Agreement by Seller will be continuing and will be deemed remade by Seller as of the Closing Date, with the same force and effect as if made on, and as of, such date, subject to Seller's right to update such representations and warranties by written notice to Purchaser and in Seller's certificate to be delivered pursuant to Section 5.1(g). All representations and warranties made in this Agreement by Seller will survive the Closing for a period of two hundred seventy (270) days. On the expiration of the two hundred seventy (270) day period, all representations and warranties will be of no further force or effect except to the extent that with respect to any particular alleged breach, Purchaser gives Seller written notice prior to the expiration of the two hundred seventy (270) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Seller within one hundred eighty (180) days after the notice.

Notwithstanding anything to the contrary contained in this Agreement, Seller will have no liability to Purchaser for the breach of any representation or warranty made in this Agreement unless the loss resulting from Seller's breach of its representations and warranties exceeds, in the aggregate, Twenty-Five Thousand and No/100 Dollars ($25,000.00 US), in which event Seller will be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event will Seller's total liability for any such breach or breaches exceed, in the aggregate, Five Hundred Thousand and No/100 Dollars ($500,000.00 US). In no event will Seller be liable for, nor will Purchaser seek, any consequential, indirect or punitive damages; and in no event will any claim for a breach of any representation or warranty of Seller be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to the Closing or which was contained in the Due Diligence Material or in any of Seller's files, books or records made available to Purchaser for inspection.

4.2          As-Is Sale; Release. Purchaser acknowledges (i) that Purchaser has entered into this Agreement with the intention of making and relying on its own investigation or that of Purchaser's own consultants and representatives with respect to the physical, environmental, economic and legal condition of the Asset, and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be executed and delivered by Seller to Purchaser at the

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Closing, made (or purported to be made) by Seller or anyone acting or claiming to act on Seller's behalf. Purchaser will inspect the Asset and will be fully familiar with its physical condition and, subject to the terms and conditions of this Agreement and the representations, warranties and covenants of Seller set forth herein, will purchase the Asset in an "as is" condition, "with all faults," on the Closing Date.

NOTWITHSTANDING ANY OTHER PROVISION TO THE CONTRARY, except as expressly set forth in this Agreement or in any document to be executed and delivered by Seller to Purchaser at the Closing, SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES TO PURCHASER WHATSOEVER, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE ASSET, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR USE, OR WITH RESPECT TO THE VALUE, PROFITABILITY OR MARKETABILITY OF THE ASSET. PURCHASER ACKNOWLEDGES THAT, except as expressly set forth in this Agreement or in any document to be executed and delivered by Seller to Purchaser at the Closing, SELLER HAS NOT MADE, DOES NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO THE CONDITION OR COMPLIANCE OF THE ASSET WITH RESPECT TO ANY ENVIRONMENTAL PROTECTION, HUMAN HEALTH, SAFETY, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO THOSE PERTAINING TO THE USE, HANDLING, GENERATION, TREATMENT, STORAGE, MANAGEMENT, OR DISPOSAL OF ANY TOXIC OR HAZARDOUS SUBSTANCES, HAZARDOUS WASTE OR TOXIC, REGULATED SUBSTANCES, INCLUDING WITHOUT LIMITATION PETROLEUM PRODUCTS, ASBESTOS, LEAD-BASED PAINT AND OTHER SUBSTANCES. PURCHASER IS PURCHASING THE ASSET IN AN "AS IS" CONDITION, "WITH ALL FAULTS" AND WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER, except as expressly set forth in this Agreement or in any document to be executed and delivered by Seller to Purchaser at the Closing.

Except to the extent expressly provided in this Agreement, to the fullest extent permitted by law, Purchaser unconditionally waives and releases Seller, and its partners, beneficial owners, officers, directors, shareholders and employees from any present or future claims and liabilities of any nature arising from or relating to the physical, economic and legal condition of the Asset and the presence or alleged presence of Hazardous Substances in, on, at, from, under or about the Asset or any adjacent property, including, without limitation, any claims under or on account of any Environmental Law, regardless of whether such Hazardous Substances are located in, on, at, from, under or about the Asset or any adjacent property prior to or after the date of this Agreement. In addition, Purchaser covenants and agrees to defend, indemnify, and hold harmless Seller and its partners, beneficial owners, officers, directors, shareholders and employees from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, existing and future, including any action or proceeding brought or threatened, or ordered by governmental authorities, relating to any Hazardous Substances which

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may be placed, located or released on the Asset after the date of Closing. The terms and provisions of this Section 4.2 will survive the Closing.

4.3          Knowledge Defined. All references in this Agreement to the "knowledge of Seller" (or words of similar import) will refer only to the actual knowledge of (a) Vickie Bock, the senior property manager of the Asset, who has been actively involved in the management of the Asset, (b) Stephanie Hart, Vice President of Cousins Properties Incorporated, and (c) Marli Quesinberry, Director of Asset Management of Cousins Properties Incorporated. Except for the individuals set forth above, the term "knowledge of Seller" (or words of similar import) will not be construed, by imputation or otherwise, to refer to the knowledge of any affiliate of Seller, or to any other partner, beneficial owner, officer, agent, manager, representative or employee of Seller, or any of their respective affiliates, or to impose on the individual named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. There will be no personal liability on the part of the individual named above arising out of any representations or warranties made in this Agreement or otherwise.

4.4          Covenants and Agreements of Seller.

(a)          Leasing Arrangements; NTB Contract. During the pendency of this Agreement except as provided in this clause (a), Seller will not enter into any lease affecting the Asset, or modify, amend, or terminate, the existing Leases without Purchaser's prior written consent in each instance, which consent will not be unreasonably withheld, delayed or conditioned and which will be deemed given unless withheld by written notice to Seller given within five (5) Business Days after Purchaser's receipt of Seller's written request, each of which requests will be accompanied by a copy of any proposed modification or amendment of an existing Lease or of any new Lease that Seller wishes to execute between the Effective Date and the Closing Date, including, without limitation, a description of any Tenant Concessions and leasing commissions associated with any proposed renewal or expansion of an existing Lease or with any such new Lease. If Purchaser fails to notify Seller in writing of its approval or disapproval within the five (5) Business Day period, such failure by Purchaser will be deemed to be the approval of Purchaser. At Closing, Purchaser will reimburse Seller for any Tenant Concessions, leasing commissions or other reasonable, out of pocket expenses, including reasonable attorneys' fees, actually incurred by Seller pursuant to a renewal or expansion of any existing Lease or new Lease entered into after the Effective Date for an effective period after the Closing Date, and approved (or deemed approved) by Purchaser in connection with Purchaser's approval of the applicable renewal of expansion of an existing Lease or a new Lease, and Purchaser will assume any such new Lease and will assume those obligations of Seller under such new Lease that were approved or deemed approved by Purchaser, including the obligation to pay Tenant Concessions and leasing commissions, prorated based on each party's respective period of ownership (if and to the extent the new Lease commences prior to the date of Closing).

Notwithstanding any other provision of this Agreement to the contrary, Purchaser's consent is not required for managerial activities related to the Leases such as providing estoppel certificates and executing agreements establishing critical lease dates (such as commencement dates, rent commencement dates, expiration dates, etc.). Seller will deliver copies of all of such documents promptly to Purchaser [but in all events not later than five (5) Business Days prior to Closing], and will also keep Purchaser informed on the status of the

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leasing activities described in this Section 4.4(a). With regard to all correspondence to and from Seller and Purchaser relating to leasing activities pursuant to this Section 4.4(a), it is agreed that the correspondence may be given by e-mail only, on a Business Day, to Marli Quesinberry (MarliQuesinberry@cousinsproperties.com) of Seller and Jeff DeWeese (jdeweese@LPC.com) of Purchaser so that the timeliness of information sharing and response on these matters will be enhanced.

Notwithstanding any other provision of this Agreement to the contrary, Seller will be permitted to continue to work on, and to finalize, if terms are agreed on, the following leases on substantially the terms outlined below; however, base rental amounts may be reduced up to five percent (5%) and tenant allowances may be increased by up to five percent (5%) without further consent from Purchaser:

"Seller Accountable Lease" means the following potential new Lease:

Sally Beauty: New Lease. Suite 1660. 1,491 SF. Five (5) year term. $15 psf rent (year 1), $15.30 psf rent (year 2), $15.61 psf rent (year 3), $15.92 psf rent (year 4) and $16.24 psf rent (year 5). Two (2) – five (5) year extension options starting at $16.56 psf rent with 2% annual increases. Pro rata pass throughs for real estate taxes and insurance and CAM charges of $2.90 psf fixed increasing at 5% per year starting January 2015. $0 psf tenant allowance. Broker commission $8,722.35. Lane4 pays Tenant Broker.

"Purchaser Accountable Lease" means the following potential new Lease:

Guitar Center: New Lease. Building 1200. 7000 SF. Ten (10) year term. $16.00 psf rent (years 1 – 5), $17.50 psf rent (years 6 – 10). Two (2) – five (5) year extension options at $18.50 rent psf and $19.50 rent psf respectively. Pro rata pass throughs for real estate taxes and insurance and CAM charges of $2.48 psf fixed increasing at 4% per year starting January 2015. $25.00 psf tenant allowance. Broker commission 4%.

Purchaser will assume the obligations of Seller under the NTB Contract unless it is terminated in accordance with its terms prior to Closing. Seller will provide Purchaser with copies of all notices given and received under the NTB Contract after the Effective Date. Seller will and is authorized to continue to perform the obligations of Seller under the NTB Contract. At the Closing, if the sale under the NTB Contract has closed, Purchaser will receive a credit for the net sales proceeds received by Seller.

(b)          New Operating Agreements. During the pendency of this Agreement, Seller will not enter into any contract, or modify, amend, renew or extend any existing contract, that will be an obligation affecting the Asset subsequent to the Closing without Purchaser's prior written consent in each instance (which Purchaser agrees not to withhold or delay unreasonably), except contracts entered into in the ordinary course of business that are terminable without cause (and without penalty or premium) on 30 days (or less) notice.

(c)          Operation of Asset. During the pendency of this Agreement, Seller will continue to operate the Asset in a manner consistent with Seller's current practices.

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(d)          Insurance. During the pendency of this Agreement, Seller will, at its expense, continue to maintain the insurance policies covering the Improvements which are currently in force and effect.

(e)          Tenant Estoppel Certificates. Seller agrees to use commercially reasonable efforts to obtain and deliver to Purchaser within the period expiring five (5) Business Days prior to the Closing Date (the "Estoppel Delivery Period"), estoppel certificates ("Estoppel Certificates") executed by each of the tenants under the Leases of the Asset as of the Effective Date, in the form and substance of the letter attached hereto and made a part hereof as Exhibit "I" (unless such tenant's Lease provides for a different form of estoppel, in which event the form required by such Lease will be requested from the tenant). The form of Estoppel Certificate attached as Exhibit "I" is subject to modification as reasonably requested by Purchaser’s lender. Purchaser will use its best efforts to obtain its lender’s proposed modifications, if any, to the form of Estoppel Certificate within five (5) business days after the Effective Date. Estoppel Certificates that (1) are dated not more than thirty (30) days prior to the Closing Date, (2) have all blanks completed or marked not applicable, as appropriate, (3) have all exhibits completed and attached, as applicable, (4) do not indicate (x) any material discrepancy from the due diligence materials provided by Seller to Purchaser, (y) any Lease amendment, assignment or subletting that was not previously provided by Seller to Purchaser and which is not reasonably acceptable to Purchaser, or (z) any material and adverse claim or landlord default, and (5) if any associated guaranty requires the guarantor to enter into an estoppel certificate, is signed by such guarantor (items (1)-(5) being collectively referred to herein as the "Estoppel Requirements") are herein referred to as the "Tenant Executed Estoppels". The Estoppel Certificate with respect to the Ulta Lease shall confirm the amount of the Ulta Deferred Rent actually paid by Ulta and the amount of the Ulta Deferred Rent still owing as of the date of such Estoppel Certificate. In the event that Seller shall not have obtained Tenant Executed Estoppels from Tenants occupying at least 80% of the total leased square footage of tenant space within the Asset, and which must include the Major Tenants (collectively, the "Required Tenant Executed Estoppels"), at the Closing, then Seller shall not be in default under this Agreement and Purchaser, at Purchaser's option and as Purchaser's sole and exclusive remedy, shall (a) have the right to terminate this Agreement by delivering written notice of termination to Seller on or before the expiration of three (3) days following the expiration of the Estoppel Delivery Period, in which event the Earnest Money shall be promptly returned to Purchaser by Escrow Agent, and the parties shall have no further obligations under this Agreement, one to the other, except as otherwise expressly provided in this Agreement, (b) proceed with the Closing, or (c) adjourn the Closing for a period not exceeding thirty (30) days to allow Seller additional time to obtain the Required Tenant Executed Estoppels (but no further extension will be permitted if Purchaser has previously elected to extend the Closing Date). In addition, Seller will also have the right to extend Closing for thirty (30) days in order to satisfy the condition related to the Required Tenant Executed Estoppels by written notice to Purchaser prior to the expiration of the Estoppel Delivery Period. Seller agrees to forward each executed Estoppel Certificate received by Seller from a Tenant to Purchaser within three (3) business days after Seller's receipt of same and Purchaser agrees to give written notice to Seller of any deficiency in any Estoppel Certificate within three (3) business days after Purchaser's receipt of same. If Purchaser elects to proceed with the Closing without receiving the Required Tenant Executed Estoppels, then Purchaser shall be deemed to have elected to waive this requirement and shall have no further right to object thereto. In addition to the foregoing, Seller agrees to reasonably cooperate with Purchaser and Purchaser's

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lender, at no cost or expense to Seller, in seeking to obtain executed subordination, non-disturbance and attornment agreements (the "SNDAs") from the tenants under the Leases. Purchaser will use good faith efforts to submit the complete SNDAs to Seller ten (10) business days after the Effective Date so they can be sent with the Estoppel Certificates. Further, Seller agrees that Purchaser and Purchaser's lender shall have the right to deal directly with the tenants under the Leases in negotiating and obtaining the execution of the SNDAs, provided such actions are taken following notice to and in coordination with Seller's counsel. Receipt of the SNDAs is not a condition to Closing.

(f)          OEA Estoppel Certificates. Seller will use commercially reasonable efforts (but without obligation to incur any cost or expense other than nominal costs) to obtain and deliver to Purchaser prior to Closing estoppel certificates from Target Corporation, Home Depot U.S.A., Inc. and J. C. Penney Properties, Inc. as contemplated in the OEA (the "OEA Estoppel Certificates"), provided that delivery of such signed OEA Estoppel Certificates will be a condition of Closing but in no event will the inability or failure of Seller to obtain and deliver the OEA Estoppel Certificates be a default of Seller.

The estoppel certificate requested from J.C. Penney Properties, Inc. will also include appropriate estoppel provisions regarding the JCP Supplemental Agreement.

(g)          Prospects Under Leasing Agreement. Section 7(b) of the Leasing Agreement provides that Lane4 Property Group, Inc. ("Lane4") will be owed a commission if, within one hundred eighty (180) days after the expiration of the Leasing Agreement, a lease is entered into for any portion of the Asset with any party whose name was disclosed to Seller by Lane4 as being in active negotiation during the term of the Leasing Agreement (a "Prospect").  Lane4 is required to submit a list of Prospects to Seller within ten (10) days after expiration of the Leasing Agreement.  Seller will use commercially reasonable efforts to cause Lane4 to submit its list of Prospects on or before the Closing Date.  In any event, upon receipt of the list, Seller will promptly forward Purchaser a copy.

(h)          Assignment of Traffic Signal Agreement. The Land is subject to a Cooperative Agreement for Public Improvement for Signalization dated September 5, 2007, between the City and Tiffany Square, Inc., recorded as Document No. 14676 in Book 1110, Page 744 of the Official Records of Platte County, Missouri (the "Signalization Agreement"). Tiffany Square, Inc. assigned its interest in the Signalization Agreement to Cousins TSMC pursuant to an Assignment and Assumption of Cooperative Agreement for Public Improvement for Signalization N. Skyview Avenue and N. Tiffany Springs Road dated September 12, 2007, recorded as Document No. 20070147744 in Book 1110, Page 840 of the aforesaid records. The Signalization Agreement addresses the payment of the costs of installing a traffic signal at the intersection of N. Skyview Avenue and N. Tiffany Springs Road. Under the Signalization Agreement, assignment of Cousins TSMC's interest is subject to the written consent of the City. Accordingly, Seller will endeavor (but without obligation to incur any cost or expense) to obtain and deliver to Purchaser prior to Closing the written authorization of the City to assign the Signalization Agreement to Purchaser.

4.5          Representations and Warranties of Purchaser.

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(a)          Organization, Authorization and Consents. Purchaser is a duly organized and validly existing entity under the laws of its state of formation. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Asset in accordance with the terms and conditions of this Agreement.

(b)          Action of Purchaser, Etc. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and on the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document will constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)          No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions of this Agreement, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

(d)          Litigation. To Purchaser's knowledge, Purchaser has received no written notice that any action or proceeding is pending or threatened, with respect to the validity of this Agreement or any action taken or to be taken pursuant to this Agreement.

The representations and warranties made in this Agreement by Purchaser will be continuing and will be deemed remade by Purchaser as of the Closing Date, with the same force and effect as if made on, and as of, such date subject to Purchaser's right to update such representations and warranties by written notice to Seller and in Purchaser's certificate to be delivered pursuant to Section 5.2(d). All representations and warranties made in this Agreement by Purchaser will survive the Closing for a period of one hundred eighty (180) days. On the expiration of the one hundred eighty (180) day period, all representations and warranties will be of no further force or effect except to the extent that with respect to any particular alleged breach, Seller gives Purchaser written notice prior to the expiration of the one hundred eighty (180) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Purchaser within ninety (90) days after the giving of such notice.

ARTICLE 5
CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS

5.1          Seller's Closing Deliveries. As a condition precedent to Purchaser's delivery to Seller of the Purchase Price, Seller will obtain or execute and deliver to Purchaser at Closing the following documents, all of which will be duly executed, acknowledged and notarized where required:

(a)          Warranty Deed. A special warranty deed in the form attached as Schedule 1 (the "Warranty Deed"), subject only to the Permitted Exceptions. The legal

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description of the Land set forth in the Warranty Deed will be based upon and conform to Seller's vesting deed;

(b)          Bill of Sale. A bill of sale for the Personal Property in the form attached as Schedule 2 (the "Bill of Sale");

(c)          Assignment and Assumption of Leases, Guaranties and Security Deposits. Two (2) counterparts of the Assignment and Assumption of Leases in the form attached as Schedule 3;

(d)          Assignment and Assumption of Operating Agreements. Two (2) counterparts of the Assignment and Assumption of Operating Agreements in the form attached as Schedule 4;

(e)          General Assignment. An assignment of the Intangible Property in the form attached as Schedule 5 (the "General Assignment");

(f)           Seller's Affidavit. An owner's affidavit substantially in the form attached as Schedule 6 ("Seller's Affidavit");

(g)          Seller's Certificate. A certificate in the form attached as Schedule 7 ("Seller's Certificate");

(h)          FIRPTA Certificate. A FIRPTA Certificate in the form attached as Schedule 8;

(i)          Evidence of Authority Such documentation as may reasonably be required by Purchaser's title insurer to establish that the execution and delivery of the documents required under this Agreement, are duly authorized, executed and delivered;

(j)          Settlement Statement A settlement statement setting forth the amounts paid by or on behalf of and/or credited to Seller pursuant to this Agreement;

(k)         Surveys and Plans. Such surveys, site plans, plans and specifications, and other matters relating to the Asset as are in the possession or control of Seller to the extent not previously delivered to Purchaser;

(l)          Leases and Guaranties. To the extent the same are in Seller's possession or control, original executed counterparts of the Leases and Guaranties; otherwise, Seller will deliver true, correct and complete copies of all Leases and Guaranties for which Seller does not have original executed counterparts;

(m)        Estoppel Certificates. All originally executed Estoppel Certificates;

(n)         Notices of Sale to Tenants. Seller will execute a notice, in form and content reasonably satisfactory to Seller and Purchaser (the "Tenant Notices of Sale"), which Seller will send on the date of Closing to each tenant under the Leases informing such tenant of the sale of the Asset and of the assignment to and assumption by Purchaser of the Leases and the

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Security Deposits and directing that all rent and other sums payable for periods after the Closing under such Lease will be paid as set forth in the Tenant Notices of Sale;

(o)          Other Notices of Sale. Seller will execute notices, in form and content reasonably satisfactory to Seller and Purchaser (the "Other Notices of Sale"), which Seller will send on the date of Closing to (i) each service provider under the Operating Agreements and the Leasing Agreement assumed by Purchaser at Closing informing such service provider of the sale of the Asset and of the assignment to and assumption by Purchaser of Seller's obligations under the Operating Agreements and the Leasing Agreement [only to the extent provided in Section 4.1(f)] arising after the Closing Date and directing that all future statements or invoices for services under such Operating Agreements and the Leasing Agreement for periods after the Closing be directed to Seller or Purchaser as set forth in the Other Notices of Sale, and (ii) notices to the parties under the NTB Contract, the OEA and any other recorded agreement which permits or requires notices of sale and/or which has a provision for notices to the owner of the Asset;

(p)          Keys and Records. All of the keys to any door or lock for the Improvements and the original tenant files and other non-confidential books and records (excluding any appraisals, budgets, strategic plans for the Asset, internal analyses, information regarding the marketing of the Asset for sale, submissions relating to Seller's obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller's Asset manager which Seller deems proprietary) relating to the Asset in Seller's possession. Purchaser agrees that Seller will have access after Closing to all books and records delivered to Purchaser as is deemed necessary and appropriate by Seller's accounting staff for preparation of tax returns or other accounting and business related purposes;

(q)          Broker's Liens. A broker's lien waiver signed by Seller's broker relating to the sale of the Asset if required by the Title Company;

(r)          License. Two (2) counterparts of the license in the form attached as Schedule 10;

(s)          NTB Contract Assignment. Two (2) counterparts of the assignment of the NTB Contract in the form attached as Schedule 11;

(t)          Assignment of Option Agreement. Seller will cause Cousins Properties Incorporated to execute one (1) counterpart of an assignment of the Option Agreement in a form agreed upon by Seller and Purchaser (the "Option Agreement Assignment");

(u)          Assignment of Signalization Agreement. Cousins TSMC will execute one (1) counterpart of an assignment of the Signalization Agreement in a form agreed upon by Seller and Purchaser; and

(v)         Other Documents. Such other documents as are reasonably requested by Purchaser's counsel to effectuate the purposes and intent of this Agreement.

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5.2           Purchaser's Closing Deliveries. Purchaser will execute and deliver to Seller at Closing the following documents, all of which will be duly executed, acknowledged and notarized where required:

(a)          Assignment and Assumption of Leases. Two (2) counterparts of the Assignment and Assumption of Leases;

(b)          Assignment and Assumption of Operating Agreements. Two (2) counterparts of the Assignment and Assumption of Operating Agreements;

(c)          General Assignment. Two (2) counterparts of the General Assignment;

(d)          Purchaser's Certificate. A certificate in the form attached as Schedule 9 ("Purchaser's Certificate"), evidencing the reaffirmation of the truth and accuracy in all material respects of Purchaser's representations, warranties and agreements contained in Section 4.4, with such modifications as may be appropriate in light of any change in circumstances since the Effective Date;

(e)          Settlement Statement A settlement statement setting forth the amounts paid by or on behalf of and/or credited to Purchaser pursuant to this Agreement;

(f)          Evidence of Authority. Evidence of Purchaser's authority, authorizing the purchase contemplated in this Agreement, the execution and delivery of the documents required under this Agreement, and designating the signatures of the persons who are to execute and deliver all such documents on behalf of Purchaser or if Purchaser is not a corporation, such documentation as Seller may reasonably require;

(g)          License. Two (2) counterparts of the license in the form attached as Schedule 10;

(h)          NTB Contract Assignment. Two (2) counterparts of the assignment of the NTB Contract in the form attached as Schedule 11;

(i)          Assignment of Option Agreement. One (1) counterpart of the Option Agreement Assignment;

(j)          Assignment of Signalization Agreement. One (1) counterpart of the assignment of the Signalization Agreement; and

(k)          Other Documents. Such other documents as are reasonably requested by Seller's counsel to effectuate the purposes and intent of this Agreement.

5.3           Closing Costs. Seller will pay the attorneys' fees of Seller, one-half of any escrow fees, the costs of preparing and updating the Title Commitment, the basic premium for Purchaser's owner's title insurance, one-half of the cost of the Existing Survey, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Asset. Purchaser will pay the cost of the cost of the deed transfer taxes imposed by the State of Missouri, the recording of the Warranty Deed, any lender's title insurance premium and any

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endorsement fees to the owner's and lender's title insurance policies, one-half of the cost of the Existing Survey and the cost of any updates, the attorneys' fees of Purchaser, the costs to transfer any assigned warranties (including any costs of required inspections), one-half of any escrow fees, and all other costs and expenses incurred by Purchaser in the performance of Purchaser's due diligence inspection of the Asset and in closing and consummating the purchase and sale of the Asset. The cost of the Existing Survey is $8,980.18.

5.4           Prorations and Credits. The items in this Section 5.4 will be prorated or credited, as specified, between Seller and Purchaser as of 11:59 p.m. of the day prior to Closing, so that Seller receives all income and pays all expenses through the day prior to the Closing Date, and Purchaser receives all income and pays all expenses from and after the Closing Date:

(a)          Taxes. All general and special real estate taxes and assessments imposed by any governmental authority ("Taxes") for the year in which the Closing occurs will be prorated between Seller and Purchaser as of the Closing Date. If the Closing occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Taxes will be prorated for such calendar year or other applicable tax period based upon the prior year's tax bill. Seller has the right to appeal 2013 Taxes, and Seller and Purchaser will be entitled to their appropriate prorated portions of any resulting refund. If the date for filing any required appeal of 2013 Taxes occurs prior to Closing, Seller will also have the right to file an appeal for 2013 Taxes and Purchaser will continue the appeal. Seller and Purchaser will not prorate Taxes for that portion of the Land known as Outparcel 8, because KCGC, LLC, the ground tenant for that parcel, is obligated under its Lease to pay Taxes directly to the applicable governmental authorities.

(b)          Re-proration of Taxes. If applicable, within thirty (30) days after Purchaser's receipt of final bills for Taxes, Purchaser will prepare and present to Seller a calculation of the re-proration of such Taxes based upon the actual amount of such Taxes for the year in which the Closing occurs. The parties will make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Purchaser's calculation and appropriate back-up information. In addition, if Taxes are appealed for 2013, Seller will be entitled to its proportionate share of any refund or reduction in Taxes (after deduction by Purchaser of its actual third party costs of the appeal), and Seller and Purchaser will again re-prorate Taxes, as applicable, when the appeal is finalized. The provisions of this Section 5.4(b) will survive the Closing.

(c)          Rents and Other Income. Rents and any other amounts paid to Seller by the tenants will be prorated as of the Closing Date and be adjusted against the Purchase Price on the basis of a schedule which will be prepared by Seller and delivered to Purchaser for Purchaser's review and approval prior to Closing. Seller and Purchaser will prorate all rents, additional rent, percentage rent, common area maintenance charges, operating expense contributions, tenant reimbursements and escalations, and all other payments under the Leases received as of the Closing Date. Seller will retain monthly basic rent payments paid by tenants and which are attributable to the period through the day prior to the Closing Date. Seller will retain operating expense payments paid by tenants and applicable to those expenses paid or payable by Seller through the day prior to the Closing Date for which Seller is entitled to reimbursement under the Leases (including, without limitation, Taxes, charges for appeals

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relating to Taxes to the extent permitted under the Leases, and insurance). The expenses will be reasonably estimated if not ascertainable as of the Closing Date. The expenses will be readjusted as provided in Section 5.4(g) below when actual amounts are determined. Seller agrees to and will pay to Purchaser, upon receipt, any rents or other payments by tenants under their respective Leases that apply to periods from and after the Closing or expenses incurred by Purchaser after Closing but which are received by Seller after Closing. Purchaser agrees to pay to Seller, upon receipt, any rents or other payments by tenants under their respective Leases that apply to periods prior to Closing or expenses incurred by Seller prior to Closing but which are received by Purchaser after Closing. It is understood and agreed that Purchaser will not be legally responsible to Seller for the collection of any rents or other charges payable with respect to the Leases which are delinquent or past due as of the Closing Date; but Purchaser agrees that Purchaser will send monthly notices for a period of three (3) consecutive months in an effort to collect any rents and charges not collected as of the Closing Date. Seller shall have the right to pursue the tenants under the Leases for sums due Seller for periods attributable to Seller's ownership of the Asset subject to the following conditions:

(i)	Seller acknowledges it has no right to dispossess a tenant or terminate a Lease.

(ii)	Seller will not institute any lawsuit until a period of nine (9) months of unsuccessful collection efforts has occurred and only if the amount due exceeds $5,000.00; the right of Seller to file a lawsuit will be subject to Purchaser’s reasonable consent, which will not be unreasonably withheld or delayed.

Without limiting the generality of the foregoing, in no event will Seller be permitted to commence or pursue any legal proceedings seeking forfeiture of a security deposit, eviction of a tenant or the termination of a Lease. The provisions of this Section 5.4(c) will survive the Closing.

Purchaser and Seller acknowledge and agree that, pursuant to the First Amendment between Cousins Tiffany Springs MarketCenter LLC and Ulta Salon, Cosmetics and Fragrance, Inc. ("Ulta"), dated October 29, 2010, Ulta was granted the right to defer payments of Base Rent during the period from October 1, 2010 through September 30, 2012, in an aggregate amount of $200,000.00 (the "Ulta Deferred Rent"), but Ulta also agreed to repay this Ulta Deferred Rent in monthly installments of $4,166.67, payable over a forty-seven (47) consecutive month period commencing on October 1, 2012. Although Ulta is contractually obligated to make these monthly payments, such payments were not reflected in the underwriting of the aggregate Ulta lease rent. Accordingly, Seller and Purchaser agree that at Closing Seller shall be entitled to a credit for the portion of the Ulta Deferred Rent which becomes due and payable after the Closing Date, discounted to present value using a discount rate of 8%, and Purchaser shall be entitled to retain all payments relating to the Ulta Deferred Rent which are received after the Closing Date.

To the extent there are any payments made to or by Seller under any Permitted Exceptions (or any recorded documents that benefit the Land) (for example, reciprocal easement

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agreements or other cost-sharing agreements) such amounts will be appropriately prorated between Seller and Purchaser.

(d)          Percentage Rents. Percentage rents, if any, collected by Seller or Purchaser from any tenant under such tenant's Lease for the percentage rent accounting period in which the Closing occurs will be prorated between Seller and Purchaser as of the Closing Date, as, if, and when received by Seller or Purchaser. Seller's pro rata share will be an amount equal to the total percentage rentals paid for such percentage rent accounting period under the applicable Lease multiplied by a fraction, the numerator of which will be the number of days in such accounting period prior to Closing and the denominator of which will be the total number of days in such accounting period, and Purchaser's pro rata share will be an amount equal to the total percentage rentals paid for such percentage rent accounting period under the applicable Lease multiplied by a fraction, the numerator of which will be the number of days in such accounting period from and after Closing and the denominator of which will be the total number of days in such accounting period. The provisions of this Section 5.4(d) will survive the Closing.

(e)          Tenant Concessions; Leasing Commissions. Set forth on Exhibit "K" is a list of Tenant Concessions which have not been earned, performed or paid in full as of the Effective Date. Purchaser will receive a credit against the Purchase Price in the aggregate amount of all such Tenant Concessions remaining unearned, unpaid or unperformed as of Closing, including all costs and expenses relating to the Seller Accountable Lease, if any, and Purchaser will assume the obligation to perform the obligations relative to such Tenant's Concessions and to pay such amounts remaining payable after Closing. Other than with respect to the Seller Accountable Lease, if it is finalized before Closing, Purchaser will further be responsible for the payment of all Tenant Concessions which become due and payable (whether before or after Closing) as a result of any renewal or extensions or expansions of existing Leases approved or deemed approved by Purchaser in accordance with Section 4.4(a) between the Effective Date and the Closing Date and under any new Leases, approved or deemed approved by Purchaser in accordance with Section 4.4(a) (including, without limitation, the Purchaser Accountable Lease, if it is finalized before Closing).

Other than with respect to the Seller Accountable Lease, if it is finalized before Closing, Purchaser will be responsible for the payment of all leasing commissions and brokerage fees which become due and payable (whether before or after Closing) as a result of any renewal or extensions or expansions of existing Leases approved or deemed approved by Purchaser in accordance with Section 4.4(a) between the Effective Date and the Closing Date and under any new Leases, approved or deemed approved by Purchaser in accordance with Section 4.4(a) (including, without limitation, the Purchaser Accountable Lease, if it is finalized before Closing).

The provisions of this Section 5.4(e) will survive the Closing.

(f)          Security Deposits. Purchaser will receive at Closing a credit for all Security Deposits under the Leases.

(g)          Utilities; Operating Expenses; Year End Reconciliation. Seller will cooperate with Purchaser to transfer utilities to Purchaser's name effective as of the Closing in a manner so as to avoid any interruption of utilities. The parties will request all utility suppliers to

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read the utility meters so that the final bill is issued to Seller with charges through the day prior to Closing and Seller will be responsible for all utility charges through the day prior to Closing and Purchaser will be responsible for all utility charges from and after the day of Closing. Personal property taxes (if any), installment payments of special assessment liens, sewer charges, and normally prorated operating expenses actually paid or payable by Seller as of the Closing Date (which will include expenses under all Operating Agreements which, even if terminated at or prior to Closing as provided in Section 3.5, continue by their terms for a period after Closing) will be prorated as of the Closing Date and adjusted against the Purchase Price. Within ninety (90) days after the Closing, Purchaser and Seller will make a further adjustment for such expenses which may have accrued or been incurred prior to the Closing Date, but which were not paid as of the Closing Date. In addition, within ninety (90) days after the close of the fiscal year(s) used in calculating the pass-through to tenants of taxes, insurance premiums, operating expenses and/or common area maintenance costs under the Leases (where such fiscal year(s) include(s) the Closing Date), Purchaser will prepare year-end reconciliation statements and submit them to Seller for Seller's review and reasonable approval. Purchaser will deliver reconciliation statements to the tenants. Seller and Purchaser will re-prorate, on a fair and equitable basis, all rents and income prorated pursuant to this Section 5.4 as well as all expenses prorated pursuant to this Section 5.4. Purchaser will pay any amount owed to Seller on or before the later of (a) ten (10) business days after the final approval by Seller and Purchaser of the reconciliations statements, and (b) ninety (90) days after the close of the fiscal year or, as applicable, Seller will pay any amounts owed to Purchaser within such time period. When reconciliations are done, all prorations of rent and other income will be made based on the cumulative amounts collected from tenants in such fiscal year and applied first to actual expense amounts paid by Seller prior to the Closing Date and then to Purchaser for actual expense amounts paid by Purchaser from and after the Closing Date. The provisions of this Section 5.4(g) will survive the Closing.

ARTICLE 6
CONDITIONS TO CLOSING

6.1           Conditions Precedent to Purchaser's Obligations. The obligations of Purchaser to consummate the transaction contemplated under this Agreement are conditioned on the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Purchaser in its sole discretion by written notice to Seller at or prior to the Closing Date:

(a)          Seller has delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including, but not limited to, Section 5.1;

(b)          Seller has performed, in all material respects, all covenants, agreements and undertakings of Seller contained in this Agreement;

(c)          All representations and warranties of Seller as set forth in this Agreement are true and correct in all material respects as of the date of this Agreement and as of Closing;

(d)          The Required Tenant Estoppel Certificates will have been delivered to Purchaser. The delivery of the Required Tenant Estoppel Certificates will be a condition of

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Closing, and the failure or inability of Seller to obtain and deliver the Required Tenant Estoppel Certificates will not constitute a default by Seller under this Agreement; and

(e)          The OEA Estoppel Certificates from the parties described in Section 4.4(f) will have been delivered to Purchaser, with each such estoppel certificate (i) to be dated within thirty (30) days prior to the Closing Date, and (ii) to confirm the absence of any current defaults by any party under the OEA as of the date of the certificate. The delivery of the OEA Estoppel Certificates will be a condition of Closing, and the failure or inability of Seller to obtain and deliver the OEA Estoppel Certificates will not constitute a default by Seller under this Agreement.

In the event any of the conditions in this Section 6.1 have not been satisfied (or otherwise waived in writing by Purchaser) prior to or on the Closing Date, Purchaser has the right to terminate this Agreement by written notice to Seller given prior to the Closing, and (i) Escrow Agent will return the Earnest Money to Purchaser; and (ii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, Seller and Purchaser will have no other or further rights or obligations under this Agreement.

6.2           Conditions Precedent to Seller's Obligations. The obligations of Seller to consummate the transaction contemplated under this Agreement will in all respects be conditioned on the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Seller in its sole discretion by written notice to Purchaser at or prior to the Closing Date:

(a)          Seller has received the Purchase Price, as adjusted pursuant to the terms and conditions of this Agreement, payable in the amount and in the manner provided for in this Agreement;

(b)          Purchaser has delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including, but not limited to Section 5.2;

(c)          Purchaser has performed, in all material respects, all covenants, agreements and undertakings of Purchaser contained in this Agreement; and

(d)          All representations and warranties of Purchaser as set forth in this Agreement are true and correct in all material respects as of the date of this Agreement and as of Closing.

ARTICLE 7
CASUALTY AND CONDEMNATION

7.1           Casualty. Risk of loss up to and including the Closing Date will be borne by Seller. In the event of any immaterial damage or destruction to the Asset, Seller and Purchaser will proceed to close under this Agreement, and Purchaser will receive (and Seller will assign to Purchaser at the Closing Seller's rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and assume responsibility for such repair. For purposes of this Agreement, the term "immaterial damage or destruction" means such

31

instances of damage or destruction: (i) which can be repaired or restored at a cost of $500,000.00 or less; (ii) which are not so extensive as to allow any Major Tenant to terminate its Lease on account of such damage or destruction; and (iii) in which Seller's rights under its rent loss insurance policy covering the Asset are assignable to Purchaser and will continue pending restoration and repair of the damage or destruction.

In the event of any material damage to the Asset, Purchaser may, at its option, by giving notice to Seller within the earlier of twenty (20) days after Purchaser is notified by Seller of such damage or destruction, or the Closing Date (but in no event will Purchaser have less than ten (10) days after Purchaser is notified by Seller of such damage or destruction to make the decision) (and if necessary the Closing Date will be extended to give Purchaser the full 10-day period to make such election): (i) terminate this Agreement, and Escrow Agent will promptly return the Earnest Money to Purchaser, or (ii) proceed to close under this Agreement, receive (and Seller will assign to Purchaser at the Closing Seller's rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to the period on or after the Closing Date) due Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration or collection of proceeds), and Purchaser will assume responsibility for such repair. If Purchaser fails to deliver to Seller notice of its election within the period set forth above, Purchaser will be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence. If Purchaser elects clause (ii) above, Seller will cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from Seller's insurers. For purposes of this Agreement "material damage or destruction" means all instances of damage or destruction that are not immaterial, as defined above.

7.2           Condemnation. If, prior to the Closing, all or any material part of the Asset (as reasonably determined by Purchaser) is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or a sale in lieu), or if Seller has received written notice that any material condemnation action or proceeding with respect to the Asset is contemplated by a body having the power of eminent domain, Seller will give Purchaser prompt written notice, and Purchaser may by giving written notice to Seller within ten (10) days after the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Section 7.2, then the Earnest Money will be returned promptly to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties under this Agreement will immediately terminate and be of no further force and effect, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement. If Purchaser does not elect to cancel this Agreement, the sale of the Asset will be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller will credit to Purchaser all awards theretofore received by Seller, and will assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards applicable to the Asset that have been or that may be made for such taking.

ARTICLE 8
DEFAULT AND REMEDIES

8.1           Purchaser's Default. If Purchaser fails to consummate this transaction for any reason other than Seller's default, failure of a condition to Purchaser's obligation to close, or the

32

exercise by Purchaser of an express right of termination granted in this Agreement, Seller will be entitled, as its sole remedy at law and in equity, to terminate this Agreement and to receive and retain the Earnest Money as full liquidated damages for such default of Purchaser. The parties acknowledge that it is impossible to estimate more precisely the damages which might be suffered by Seller on Purchaser's default, and that the Earnest Money is a reasonable estimate of Seller's probable loss in the event of default by Purchaser. Seller's retention of the Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain the Earnest Money as full liquidated damages is Seller's sole and exclusive remedy in the event of a default by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that it will not) sue Purchaser: (a) for specific performance of this Agreement, or (b) to recover damages in excess of the Earnest Money. The foregoing liquidated damages provision will not apply to or limit Purchaser's obligations under Sections 3.1(b), 3.1(c), 3.7, 5.4, and 10.1 of this Agreement. Purchaser waives and releases any right to (and hereby covenants that it will not) sue Seller or seek or claim a refund of the Earnest Money on the grounds it is unreasonable in amount and exceeds Seller's actual damages or that its retention by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages.

8.2           Seller's Default. If Seller fails to consummate this transaction for any reason other than Purchaser's default, failure of a condition to Seller's obligation to close, or the permitted termination of this Agreement by Seller or Purchaser as expressly provided in this Agreement (not including for this purpose a termination by Purchaser pursuant to this Section 8.2), Purchaser will be entitled, as its sole remedy, except as set forth below in this Section 8.2 and in Section 11.10, either (a) to receive the return of the Earnest Money from Escrow Agent, which return will operate to terminate this Agreement and, except as set forth below, release Seller from any and all liability under this Agreement, or (b) to enforce specific performance of Seller's obligation to execute and deliver the documents required to convey the Asset to Purchaser in accordance with this Agreement. Seller's willful withholding of a disclosure, until after the expiration of the Inspection Period, of known information that would render a representation or warranty materially untrue or materially misleading will constitute a default by Seller. In addition to the foregoing, Purchaser shall have the right to recover from Seller the total amount of the reasonable and actual out of pockets costs and expenses incurred by Purchaser in connection with this Agreement and Purchaser's pursuit of the purchase of the Asset, up to, but not exceeding, $250,000.00. Except as set forth herein, Purchaser expressly waives its rights to seek damages in the event of Seller's default. Purchaser will be deemed to have elected to terminate this Agreement and to receive a return of the Earnest Money from Escrow Agent if Purchaser fails to file a suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Asset is located on or before sixty (60) days following the date on which the Closing was to have occurred. The foregoing provisions will not apply to or limit Seller's obligations under Section 10.1 of this Agreement.

ARTICLE 9
ASSIGNMENT

9.1           Assignment. Subject to the next following sentence, this Agreement is not assignable by Purchaser without the written consent of Seller. Notwithstanding the foregoing to the contrary, this Agreement and Purchaser's rights may be transferred and assigned to an affiliate of the REIT. For the purposes of this Agreement, an "affiliate" means an entity owned

33

or controlled by or under common ownership or control with the REIT. Further, without limiting the generality of the foregoing, Purchaser is entering into this Agreement for and on behalf of a special purpose entity named ARC TSKCYMO001, LLC ("Approved Assignee"), which is an affiliate of the REIT, and Purchaser intends, and shall have the right, to assign Approved Assignee its rights under this Agreement prior to the Closing. Any assignee or transferee under any such assignment or transfer by Purchaser as to which Seller's written consent has been given or as to which Seller's consent is not required will expressly assume all of Purchaser's duties, liabilities and obligations under this Agreement by written instrument delivered to Seller as a condition to the effectiveness of the assignment. No assignment will relieve the original Purchaser of any duties or obligations under this Agreement, and the written assignment and assumption instrument will expressly so provide. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of Seller and Purchaser and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and will not be construed to create any rights in or to be enforceable in any part by any other persons.

ARTICLE 10
BROKERAGE COMMISSIONS

10.1     Broker. At the Closing, and only in the event the Closing occurs, Seller will pay a brokerage commission to Holliday Fenoglio Fowler, L.P. ("Broker") pursuant to a separate agreement between Seller and Broker. Broker is representing Seller in this transaction. Seller will indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys' fees actually incurred and costs of litigation, Purchaser ever suffers or incurs because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Asset, and arising out of any acts or agreements of Seller, including any claim asserted by Broker. Likewise, Purchaser will indemnify and hold Seller free and harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys' fees actually incurred and costs of litigation, Seller ever suffers or incurs because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Asset and arising out of the acts or agreements of Purchaser. This Section 10.1 will survive the Closing or any earlier termination of this Agreement.

ARTICLE 11
MISCELLANEOUS

11.1     Notices. Wherever any notice or other communication is required or permitted under this Agreement, such notice or other communication must be in writing and must be delivered by overnight courier for next Business Day delivery, hand, facsimile transmission, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses or facsimile numbers set out below or at such other addresses as are specified by written notice by a party to this Agreement:

PURCHASER:	American Realty Capital IV, LLC
405 Park Avenue, 15th Floor
New York, New York 10022

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Attention: Michael Weil
Facsimile: (857) 207-3397
Email: mweil@arlcap.com

with a copy to:	American Realty Capital IV, LLC
405 Park Avenue, 15th Floor
New York, New York 10022
Attention: Jesse Galloway and Jeremy Eichel
Facsimile: (646) 861-7751
Email: jgalloway@arlcap.com; jeichel@arlcap.com

with a copy to:	Retail Centers of America
2000 McKinney Avenue, Suite 1000
Dallas, Texas 75201
Attention: Jeff DeWeese
Facsimile: (214) 740-3313
Email: jdeweese@lpc.com

with a copy to:	Condon Thornton Sladek Harrell PLLC
8080 Park Lane, Suite 700
Dallas, Texas 75231
Attention: William L. Sladek, Esq.
Facsimile: (214) 691-6311
Email: bsladek@ctshlaw.com

SELLER:	Cousins Tiffany Springs MarketCenter LLC and
CP - Tiffany Springs Investments LLC
c/o Cousins Properties Incorporated
191 Peachtree Street, Suite 500
Atlanta, Georgia 30303-1740
Attention: Corporate Secretary
Facsimile: (404) 407-1002

with a copy to:	Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308-2216
Attn: Maureen Theresa Callahan
Facsimile: (404) 962-6520

Any notice or other communication (i) mailed will be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand will be deemed effectively given or received upon receipt or refusal, and (iii) sent by facsimile transmission will be deemed effectively given or received on the date of transmission of such notice and confirmation of such transmission if such transmission is made on a Business Day and received on or before 5:00 p.m. Eastern Time on

35

such Business Day (otherwise, it will be deemed received on the next Business Day after the day of transmission of such notice and confirmation of such transmission, provided a second copy of the notice is sent by another permitted method). Notice by either party may be given by the attorneys for such party.

11.2     Possession. Full and exclusive possession of the Asset, subject only to the Permitted Exceptions and the rights of the tenants under the Leases, will be delivered by Seller to Purchaser on the Closing Date.

11.3     Time Periods. If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required under this Agreement must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period will be automatically extended through the close of business on the next regularly scheduled Business Day.

11.4     Publicity. The parties agree that, prior to and in connection with Closing, no party will, with respect to this Agreement and the transactions contemplated by this Agreement, contact or conduct negotiations with public officials, make any public announcements or issue press releases to any third party without the prior written consent of the other party, unless required by law, including making such public statements or filings as may be required under any SEC regulations applicable to either Seller or Purchaser (or their affiliates), or as may be otherwise advised by Seller's or Purchaser's counsel, as the case may be, if Seller or Purchaser is a public entity or is owned or controlled by a public entity. The foregoing shall not restrict Purchaser from contacting public officials to the extent necessary in connection with Purchaser's due diligence to obtain verification of zoning, land use entitlements, permits, compliance with code and/or certificates of occupancy. Seller and Purchaser will each have the right to approve the initial press release of the other party issued in connection with the Closing, which approval will not be unreasonably withheld. No party will record this Agreement or any notice of this Agreement.

11.5     Discharge of Obligations. The acceptance by Purchaser of the Limited Warranty Deed will be deemed to constitute the full performance and discharge of each and every warranty and representation made by Seller and Purchaser and every agreement and obligation on the part of Seller and Purchaser to be performed pursuant to the terms of this Agreement, except those warranties, representations, covenants and agreements which are specifically provided in this Agreement to survive Closing.

11.6     Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application of the provision to any person or circumstance, is, for any reason and to any extent held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected and will be enforced to the greatest extent permitted by law.

11.7     Construction. This Agreement will not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Seller

36

and Purchaser and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any exhibits or amendments.

11.8     Survival. Except for those provisions of this Agreement which are stated to expressly survive the Closing or the earlier termination of this Agreement, the provisions of this Agreement will merge into the execution and delivery of the deed from Seller to Purchaser.

11.9     General Provisions. No failure of either party to exercise any power given under this Agreement or to insist on strict compliance with any obligation specified in this Agreement, and no custom or practice at variance with the terms of this Agreement, will constitute a waiver of either party's right to demand exact compliance with the terms of this Agreement. This Agreement contains the entire agreement of Seller and Purchaser, and no representations, inducements, promises, or agreements, oral or otherwise, not embodied in this Agreement or are or will be of any force or effect. Any amendment to this Agreement must be in writing and executed by both Seller and Purchaser. Subject to the provisions of Section 9.1, the provisions of this Agreement will inure to the benefit of and be binding on the parties and their respective heirs, legal representatives, successors, and permitted assigns. Time is of the essence in this Agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement will be construed and interpreted under the laws of the State in which the Asset is located. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender will include all genders, and all references to the singular will include the plural and vice versa.

11.10   Attorneys' Fees. If Purchaser or Seller brings an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action will be entitled to recover court costs and reasonable attorneys' fees actually incurred from the non-prevailing party.

11.11   Counterparts. This Agreement may be executed in one or more counterparts, each of which when taken together will constitute one and the same original. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile or email (in PDF format), and the signature page of either party to any counterpart may be appended to any other counterpart.

11.12   Survival. The provisions of this Article 11 will survive the Closing or any earlier termination of this Agreement.

11.13   Rule 3-14 Audit and SEC Filing Requirements. Within nine (9) months after the Closing, Purchaser's auditor may conduct an audit, as may be required of Purchaser pursuant to Rule 3-14 of Securities and Exchange Commission Regulation S-X (the "Audit"), of the accounting records of the Asset for the last complete fiscal year immediately preceding the Closing Date and the stub period through the Closing Date (the "Audit Period"). Seller shall reasonably cooperate with Purchaser's auditor in the conduct of the Audit, but shall not be required to incur any cost, liability or expense, and Purchaser shall advance to Seller its

37

estimated reasonable, out of pocket costs to be incurred in connection with said cooperation. Without limiting the foregoing, (a) Purchaser or its designated independent or other auditor may audit the accounting records of the Property, at Purchaser's expense and, upon Purchaser's prior written request of at least ten (10) Business Days, Seller shall allow Purchaser's auditors reasonable access to such books and records as are then maintained by Seller in respect to the Property and pertaining to the Audit Period as reasonably necessary to conduct the Audit (but without any specific obligation to maintain any such books and records); and (b) Seller shall use reasonable efforts to provide to Purchaser such existing financial information as may be reasonably required by Purchaser for Purchaser's auditors to conduct the Audit. Any such audit or review shall occur at the corporate headquarters of Seller; provided, Seller will provide all relevant information electronically to Purchaser's auditor if such relevant information exists in electronic format as of the date that Seller receives Purchaser’s Audit request. Notwithstanding the foregoing, Seller shall have no obligation to update any information previously provided to Purchaser or its auditors, and the obligations of Seller hereunder shall be strictly limited to providing such information or documentation as may be in the possession or control of Seller, at no unreimbursed cost to Seller, and in the format that Seller has from time to time maintained such information, with no obligation to compile such information except other than in the form it then exists. Seller shall provide a letter to Purchaser's auditors in substantially the form attached hereto as Schedule 12 or otherwise reasonably acceptable to Seller and Purchaser. All information provided in connection with this Section 11.13 shall be subject to the confidentiality requirements of Section 3.7 of this Agreement. Notwithstanding anything to the contrary contained herein, Seller has not and does not warrant the accuracy of its accounting records and Purchaser shall not be entitled to rely upon the same as being true, correct, complete or accurate.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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Seller and Purchaser have executed this Agreement under seal by their duly authorized representatives as of the Effective Date.

SELLER:

COUSINS TIFFANY SPRINGS MARKETCENTER LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:	/s/ Pamela F. Roper
Name:	Pamela F. Roper
Title:	Senior Vice President
(CORPORATE SEAL)

CP - TIFFANY SPRINGS INVESTMENTS LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:	/s/ Pamela F. Roper
Name:	Pamela F. Roper
Title:	Senior Vice President
(CORPORATE SEAL)

PURCHASER:

AMERICAN REALTY CAPITAL IV, LLC,
a Delaware limited liability company

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	President
(SEAL)

[Signature Page - Purchase and Sale Agreement]

EXHIBIT "A"

DESCRIPTION OF LAND

Lot 2, Tiffany Springs MarketCenter First Plat, a subdivision in Kansas City, Platte County, Missouri, according to the recorded plat thereof in Plat Book 20, Page 223 of Official Records.

Lot 4, Tiffany Springs MarketCenter First Plat, a subdivision in Kansas City, Platte County, Missouri, according to the recorded plat thereof in Plat Book 20, Page 223 of Official Records.

Lot 6, Tiffany Springs MarketCenter First Plat, a subdivision in Kansas City, Platte County, Missouri, according to the recorded plat thereof in Plat Book 20, Page 223 of Official Records.

Lot 7, Tiffany Springs MarketCenter First Plat, a subdivision in Kansas City, Platte County, Missouri, according to the recorded plat thereof in Plat Book 20, Page 223 of Official Records.

Lot 8, Tiffany Springs MarketCenter First Plat, a subdivision in Kansas City, Platte County, Missouri, according to the recorded plat thereof in Plat Book 20, Page 223 of Official Records.

Less and Except as to Lot 8

All that part of Lot 8, Tiffany Springs MarketCenter First Plat, a subdivision of land in the Southwest Quarter of Section 6, Township 51 North, Range 33 West, Kansas City, Platte County, Missouri, being more particularly described as follows:

Commencing at the Southeast corner of the Southwest Quarter of said Section 6; thence North 0º23'18" East, along the East line of said Southwest Quarter, 2110.61 feet; thence North 89º36'42" West, 1638.59 feet to a point on the North line of said Lot 8, said point being on the South right-of-way line of N. Skyview Avenue as now established, said point being also the TRUE POINT OF BEGINNING of the Tract of to be herein described; thence South 48º43'14" East, along said North line, 85.19 feet; thence South 55º53'42" East, along said North line, 124.00 feet; thence southerly, along the East line of said Lot 8, on a curve to the right, having an initial tangent bearing of South 19º01'30" East, a radius of 50.00 feet, a central angle of 53º06'52", an arc distance of 46.35 feet; thence South 34º05'22" West, along said East line, 128.73 feet; thence southwesterly, along said East line, on a curve to the right, tangent to the last described course, having a radius of 50.00 feet, a central angle of 90º00'00", an arc distance of 78.54 feet; thence North 55º54'38" West, along the South line of said Lot 8, 178.50 feet; thence North 34º05'22" East, 229.41 feet to the TRUE POINT OF BEGINNING, further defined as to Lot 8A as shown on Certificate of Survey recorded in Book D, Page 48.

The above described parcel is further defined as Lot 8B, as shown on Certificate of Survey recorded in Book D, Page 48.

Lot 9, Tiffany Springs MarketCenter First Plat, a subdivision in Kansas City, Platte County, Missouri, according to the recorded plat thereof in Plat Book 20, Page 223 of Official Records.

Lot 10, Tiffany Springs MarketCenter First Plat, a subdivision in Kansas City, Platte County, Missouri, according to the recorded plat thereof in Plat Book 20, Page 223 of Official Records, and further defined as Lot 10A and Lot 10B, Tiffany Springs MarketCenter First Plat, by Certificate of Survey recorded in Book D, Page 84.

Tract A, Tiffany Springs MarketCenter First Plat, a subdivision in Kansas City, Platte County, Missouri, according to the recorded plat thereof in Plat Book 20, Page 223 of Official Records.

Tract A, Tiffany Springs MarketCenter First Plat, a subdivision in Kansas City, Platte County, Missouri, according to the recorded plat thereof in Plat Book 20, Page 224 of Official Records.

2

EXHIBIT "B"

LIST OF PERSONAL PROPERTY

Quantity	Description

27	Round Top Cans

1	Flat Top Can (in front of Chuck E Cheese)

43	Benches

EXHIBIT "C"

EXISTING COMMISSION AGREEMENTS

TENANT NAME	BROKER NAME	AGREEMENT DATE
D3, LLC (NTB Parcel Sale)	Rubenstein Real Estate Co., LC	November 9, 2011
Landlord Leasing Agreement	Lane4 Property Group, Inc.	May 21, 2010, amended/extended March 19, 2013

EXHIBIT "D"

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the "Agreement"), made and entered into this _____ day of June, 2013, by and among COUSINS TIFFANY SPRINGS MARKETCENTER LLC, a Georgia limited liability company, and CP - TIFFANY SPRINGS INVESTMENTS LLC, a Georgia limited liability company (referred to collectively as "Seller"), AMERICAN REALTY CAPITAL IV, LLC, a Delaware limited liability company (referred to as "Purchaser`"), and STEWART TITLE GUARANTY COMPANY (referred to as "Escrow Agent").

WITNESSETH:

A.           Purchaser and Seller have entered into that certain Purchase and Sale Agreement fully executed June __, 2013 (the "Contract").

B.           Section 2.3(a) of the Contract provides for Purchaser's payment to Escrow Agent, contemporaneously with Purchaser's execution and delivery of the Contract to Seller, of $650,000.00 as the Initial Earnest Money to be held and applied by Escrow Agent in accordance with this Agreement.

C.           Section 4.4(a) of the Contract provides for a portion of the Purchase Price to be held by Escrow Agent in connection with the NTB Contract (as defined in the Contract).

D.           Seller, Purchaser and Escrow Agent desire to set forth the terms and conditions of Escrow Agent's holding, investment and disbursement of the Escrow Funds and the NTB Escrowed Funds (as defined in the Contract).

In consideration of the agreements set forth in the Contract and the mutual covenants set forth in this Agreement, Seller, Purchaser and Escrow Agent, intending to be legally bound, agree as follows:

1.          Escrow Agent acknowledges receipt of a check or wire transfer, payable to the order of Escrow Agent, in the amount of $650,000.00 as the Initial Earnest Money. The Initial Earnest Money, together with the First Additional Earnest Money and Second Additional Earnest Money (if any), as defined in the Contract, the NTB Escrowed Funds, and all interest and other income earned on the Earnest Money (as such term is defined in the Contract), are referred to as the "Escrow Funds". Escrow Agent agrees to hold, administer, and disburse the Escrow Funds pursuant to this Agreement and the Contract. Escrow Agent will invest the Escrow Funds in a money market account with a national banking association or other bank acceptable to Seller and Purchaser in the Boston, Massachusetts metropolitan area. All interest or other income will be earned for the account of Purchaser and will be held, invested and disbursed as a part of the Escrow Funds. Purchaser's Federal Identification Number for purposes of this Agreement is _____________. Escrow Agent's fee, if any, for services rendered under this Agreement will be paid one-half (1/2) by Purchaser and one-half (1/2) by Seller.

2.          At such time as Escrow Agent receives written notice from either Purchaser or Seller, or both, setting forth the identity of the party to whom such Escrow Funds are to be disbursed, Escrow Agent will disburse the Escrow Funds pursuant to such notice; provided, however, that if the notice is given by either Purchaser or Seller but not both, Escrow Agent will (i) promptly notify the other party that Escrow Agent has received a request for disbursement, and (ii) withhold disbursement of the Escrow Funds for a period of ten (10) days after receipt of the notice. If Escrow Agent receives written notice from either Purchaser or Seller within the ten (10) day period which countermands the earlier notice of disbursement, then Escrow Agent will withhold such disbursement until both Purchaser and Seller can agree upon a disbursement of the Escrow Funds. Purchaser and Seller agree to send to the other, pursuant to Paragraph 6 below, a duplicate copy of any written notice sent to Escrow Agent and requesting any such disbursement or countermanding a request for disbursement.

3.          In performing any of its duties under this Agreement, Escrow Agent will not incur any liability to anyone for any damages, losses, or expenses, except for willful default, gross negligence, fraud or breach of trust, and it will accordingly not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information, which Escrow Agent in good faith believes to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

4.          Notwithstanding the provisions of Paragraph 2 above, in the event of a dispute between Purchaser and Seller sufficient in the sole discretion of Escrow Agent to justify its doing so, Escrow Agent will be entitled to tender the Escrow Funds into the registry or custody of any court of competent jurisdiction, together with such legal pleadings as it may deem appropriate, and will be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in such court as Escrow Agent determines to have jurisdiction.

5.          Purchaser and Seller will indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including, without limitation, reasonable costs of investigation and legal counsel fees, which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties, including, without limitation, any litigation arising from this Agreement or involving the subject matter of this Agreement, except due to the willful default, gross negligence, fraud or breach of trust of Escrow Agent.

6.          Notices under this Agreement will be given in accordance with Section 11.1 of the Contract.

The address for Escrow Agent is:

One Washington Mall, Suite 1400

2

Boston, Massachusetts 02108

Attention: Annette Comer

Facsimile: (617) 727-8372

7.          This Agreement is binding upon and will inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

8.          Time is of the essence of this Agreement.

9.          If Purchaser or Seller brings an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action will be entitled to recover court costs and reasonable attorney's fees actually incurred from the non-prevailing party.

10.         This Agreement is governed by and is to be construed under the laws of the State in which the Asset (as defined in the Contract) is located and may be executed in several counterparts, each of which will be deemed an original, and all such counterparts together will constitute one and the same instrument.

[Signatures begin on next page]

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Seller, Purchaser and Escrow Agent signed and sealed this Agreement as of the day, month and year written on the first page of this Agreement.

SELLER:

COUSINS TIFFANY SPRINGS MARKETCENTER LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:
Name:
Title:

(CORPORATE SEAL)

CP - TIFFANY SPRINGS INVESTMENTS LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:
Name:
Title:

(CORPORATE SEAL)

[Signatures continue on next page]

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PURCHASER:

AMERICAN REALTY CAPITAL IV, LLC,
a Delaware limited liability company

By:
Name:
Title:
(SEAL)

ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By:
Name:
Title:
(CORPORATE SEAL)

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EXHIBIT "E"

EXISTING ENVIRONMENTAL REPORTS

List of Environmental Reports

Phase I Environmental Assessment Report by Tetratech, Inc., No. 6390449 dated September 18, 2006.

Phase I Environmental Assessment Report by Tetratech, Inc., No. 7390092 dated December 18, 2006.

Evaluation of Existing Fill Report by Kleinfelder, No. 76788 dated December 22, 2006.

Subsurface Exploration and Geotechnical Report by Kleinfelder, No. 76904C dated December 22, 2006.

U.S. Army Corp of Engineers Permit re: Section 404 of Clean Water Act dated January 12, 2007.

Phase I Environmental Site Assessment Report by Tetratech Inc., No. 7390157 dated January 19, 2007.

Geotechnical Boring Survey/Soils Report by Tetratech, Inc., No. 6390433 dated January 30, 2007.

Phase I Environmental Site Assessment Update by Tetratech, Inc., No. 7390298 dated May 24, 2007.

EXHIBIT "F"

SCHEDULE OF LEASES AND GUARANTIES

(Updated as of 5/13/13)

•	BEST BUY (Suite: 1000)

o	Lease dated April 20, 2007 by and between Best Buy Stores, L.P. and Cousins Properties Incorporated

o	Certification of Measurement dated April 10, 2008

o	First Amendment dated May 23, 2008 by and between Best Buy Stores, L.P. and Cousins Tiffany Springs MarketCenter, LLC, as successor-in-interest to Cousins Properties Incorporated

o	Assignment Notice dated February 1, 2010 by Cousins Tiffany Springs MarketCenter, LLC, as successor-in-interest to Cousins Properties Incorporated

o	Memorandum of Lease dated March 8, 2010 by and between Best Buy Stores, L.P. and Cousins Tiffany Springs MarketCenter, LLC

o	Landlord Address Changed Notice dated March 11, 2011

•	BIG FROG CUSTOM T-SHIRTS (Suite: 1655 )

o	Lease dated May 16, 2011 by and between MCBT, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Guaranty dated May 5, 2011 by and between Michael Wooten and Christine Wooten and Cousins Tiffany Springs MarketCenter, LLC

o	Letter Agreement dated June 2, 2011 by and between MCBT, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Opening and Termination Declaration dated September 13, 2011 by and between MCBT, Inc. and Cousins Tiffany Springs MarketCenter, LLC

•	BIZCARD XPRESS (Suite: 1720 )

o	Lease dated July 12, 2012 by and between BTE Ventures One, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Guaranty dated June 29, 2012 by and between William B. Litster and Ted Thomas and Cousins Tiffany Springs MarketCenter LLC

o	Letter Agreement dated July 31, 2012 by and between BTE Ventures One, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Opening and Termination Declaration dated September 7, 2012 by and between BTE Ventures One, LLC and Cousins Tiffany Springs MarketCenter, LLC

•	CHUCK E CHEESE (Suite: 1500 )

o	Lease dated March 10, 2008 by and between CEC Entertainment, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Landlord Address Changed Notice dated March 11, 2011

•	CLOTHES MENTOR (Suite: 1635 )

o	Lease dated March 12, 2012 by and between Waste Not, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Guaranty dated March 2, 2012 by and between Lee Gardner and Cousins Tiffany Springs MarketCenter, LLC

o	Lessor Agreement in Small Business Administration Loan dated April 17, 2012 by and between Great Western Bank (“Lender”), Waste Not, Inc.(“Lessee”) and Cousins Tiffany Springs MarketCenter, LLC (“Lessor”)

o	First Amendment dated July 16, 2012 by and between Waste Not, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Opening and Termination Declaration dated November 5, 2012 by and between Waste Not, Inc. and Cousins Tiffany Springs MarketCenter, LLC

•	DICKEY’S BBQ (Suite: 1600 )

o	Lease dated January 29, 2009 by and between RR & SS Enterprise, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Guaranty dated January 23, 2009 by and between Robert Morgan and Susan Morgan and Cousins Tiffany Springs MarketCenter, LLC

o	Lease Assignment dated April 24, 2009 by and between K.C. R & S Enterprise, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Landlord Consent to Assignment dated June 24, 2009 by and between K.C. R & S Enterprise, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	First Amendment dated June 24, 2009 by and between K.C. R & S Enterprise, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Lessor Agreement in Small Business Administration Loan dated July 15, 2009 by and between Summit Bank of Kansas (“Lender”), K.C. R & S Enterprise, Inc..(“Lessee”) and Cousins Tiffany Springs MarketCenter, LLC (“Lessor”)

o	Opening and Termination Declaration dated October 22, 2009 by and between K.C. R & S Enterprise, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Second Amendment and Assignment and Assumption of Lease dated October 28, 2010 by and between K.C. R & S Enterprise, Inc. and D & L Ventures Inc.

o	Guaranty dated October 27, 2010 by and between David Spencer Hammel and Laura Ann Hammel and Cousins Tiffany Springs MarketCenter, LLC

o	Landlord Address Changed Notice dated March 11, 2011

o	Letter Agreement dated January 18, 2012 by and between K.C. R & S Enterprise, Inc. and Cousins Tiffany Springs MarketCenter, LLC

•	DRESS BARN, THE (Suite: 700 )

o	Lease dated December 8, 2008 by and between The Dress Barn, Inc. and Cousins Tiffany Springs MarketCenter, LLC
o	Commencement Letter dated August 17, 2009 by and between The Dress Barn, Inc. and Cousins Tiffany Springs MarketCenter, LLC Landlord Address Changed Notice dated March 11, 2011

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o	Tenant Reorganization Notice dated October 21, 2010 by and between The Dress Barn, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Tenant Termination Notice dated December 16, 2011 by and between The Dress Barn, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	First Amendment dated February 17, 2012 by and between The Dress Barn, Inc. and Cousins Tiffany Springs MarketCenter, LLC

•	FAMOUS FOOTWEAR (Suite: 750 )

o	Lease dated November 30, 2007 by and between Brown Group Retail, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Tenant Address Changed Notice dated May 27, 2008

o	Term Commencement Agreement dated October 20, 2008 by and between Brown Group Retail, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Letter Agreement dated December 15, 2008 by and between Brown Group Retail, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Landlord Address Changed Notice dated March 11, 2011

•	FIREHOUSE SUBS (Suite: 1735 )

o	Lease dated July 22, 2008 by and between FHS KC, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Guaranty dated July 18, 2008 by and between Joseph D. Garcia and Cousins Tiffany Springs MarketCenter, LLC

o	Guaranty dated July 18, 2008 by and between Mindy Luann Wiehe-Garcia and Cousins Tiffany Springs MarketCenter, LLC

o	Lender’s Subordination Agreement dated August 13, 2008 by and between CIT Small Business Lending Corporation and Cousins Tiffany Springs MarketCenter, LLC

o	Letter Agreement dated December 22, 2010 by and between FHS KC, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Landlord Address Changed Notice dated March 11, 2011

o	Letter Agreement dated January 24, 2012 by and between FHS KC, LLC and Cousins Tiffany Springs MarketCenter, LLC

•	FIVE GUYS BURGER AND FRIES (Suite: 1780 )

o	Lease dated April 22, 2008 by and between RWT Tiffany Springs, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Guaranty dated April 7, 2008 by and between David M. Richey, Mary E. Richey, Dustin L. Walker, Kathy Walker and Cousins Tiffany Springs MarketCenter, LLC

o	Lessor Agreement in Small Business Administration dated July 28, 2008 by and between Douglas County Bank and RWT Tiffany Springs, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Opening and Termination Date Declaration dated January 5, 2009 by and between RWT Tiffany Springs, LLC and Cousins Tiffany Springs MarketCenter, LLC

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o	Letter Agreement dated June 22, 2011 by and between RWT Tiffany Springs, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Amendment to Guaranty dated February 8, 2011 by and between RWT Tiffany Springs, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Landlord Address Changed Notice dated March 11, 2011

•	FOUNDRY, THE (Suite: 1710 )

o	Lease dated November 22, 2010 by and between J.C. Penney Corporation, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Landlord Address Changed Notice dated March 11, 2011

o	Term Agreement dated July 29, 2011 by and between J.C. Penney Corporation, Inc. and Cousins Tiffany Springs MarketCenter, LLC

•	GREAT CLIPS (Suite: 1625 )

o	Lease dated December 7, 2007 by and between M. Kahn, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Opening and Termination Date Declaration dated September 5, 2008 by and between M. Kahn, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Landlord Address Changed Notice dated March 11, 2011

•	HEISSER CHIROPRACTIC (Suite: 1650 )

o	Lease dated May 12, 2010 by and between Heiser Chiropractic and Acupuncture, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Letter Agreement dated August 18, 2010 by and between Heiser Chiropractic and Acupuncture, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Landlord Address Changed Notice dated March 11, 2011

o	Tenant Address Changed Notice dated June 28, 2011

•	HUT NO. 8 (Suite: 1725 )

o	Lease dated February 20, 2012 by and between KC Clothing Destination, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Guaranty dated October 31, 2011 by and between Matthew Sieminski and Cousins Tiffany Springs MarketCenter, LLC

o	Opening and Termination Date Declaration dated June 14, 2012 by and between KC Clothing Destination, LLC and Cousins Tiffany Springs MarketCenter, LLC

•	JASON’S DELI (Suite: 1665 )

o	Lease dated December 10, 2007 by and between J & B Deli, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Opening and Termination Date Declaration dated September 5, 2008 by and between J & B Deli, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Landlord Address Changed Notice dated March 11, 2011

•	JUSTICE (Suite: 500 )

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o	Lease dated December 27, 2007 by and between Justice Stores, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Opening and Termination Date Declaration dated October 20, 2008 by and between Justice Stores, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Tenant Entity Merger Notice dated September 14, 2009

o	Tenant Address Changed Notice dated April 19, 2010

o	Landlord Address Changed Notice dated March 11, 2011

•	LESLIE POOL SUPPLIES (Suite: 1740 )

o	Lease dated March 8, 2013 by and between Leslie’s Poolmart, Inc. and Cousins Tiffany Springs MarketCenter, LLC

•	LIFEWAY CHRISTIAN (Suite: 1100 )

o	Lease dated January 29, 2008 by and between Lifeway Christian Resources of the Southern Baptist Church and Cousins Tiffany Springs MarketCenter, LLC

o	Opening and Termination Date Declaration dated December 10, 2008 by and between Lifeway Christian Resources of the Southern Baptist Church and Cousins Tiffany Springs MarketCenter, LLC

o	Landlord Address Changed Notice dated March 11, 2011

•	MASSAGE HEIGHTS (Suite: 1670 )

o	Lease dated October 26, 2009 by and between S & L Ventures, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Lessor’s Agreement in Small Business Administration Loan dated October 26, 2009 by and between Wells Fargo Bank (“Lendor”), S & L Ventures, LLC (“Lessee”) and Cousins Tiffany Springs MarketCenter, LLC (“Lessor”)

o	Guaranty dated October 22, 2009 by and between Stephen and Lynda Manglos and Cousins Tiffany Springs MarketCenter, LLC

o	Opening and Termination Date Declaration dated February 15, 2010 by and between S & L Ventures, LLC and Cousins Tiffany Springs MarketCenter, LLC

o	Landlord Address Changed Notice dated March 11, 2011

o	First Amendment (Relocation) dated August 2, 2011 by and between S & L Ventures, LLC, Stephen and Lynda Manglos and Cousins Tiffany Springs MarketCenter, LLC

o	Move Out Form (Space 1630) dated November 7, 2011 by and between S & L Ventures, LLC and Cousins Tiffany Springs

o	Opening and Termination Date Declaration (Space 1670) dated December 15, 2011 by and between S & L Ventures, LLC and Cousins Tiffany Springs MarketCenter, LLC

•	MATTRESS FIRM (Suite: 1610 )

o	Lease dated February 14, 2008 by and between Mattress Firm, Inc. and Cousins Tiffany Springs MarketCenter, LLC

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o	Opening and Termination Date Declaration dated October 3, 2008 by and between Mattress Firm, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Tenant Address Changed Notice dated December 8, 2008

o	Landlord Address Changed Notice dated March 11, 2011

o	First Amendment dated September 25, 2012 by and between Mattress Firm, Inc. and Cousins Tiffany Springs MarketCenter, LLC

•	ONE STOP DECORATING (Suite: 1605 )

o	Lease dated November 5, 2008 by and between One Stop Decorating Center, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Opening and Termination Date Declaration dated January 6, 2009 by and between One Stop Decorating Center, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	First Amendment dated February 1, 2011 by and between One Stop Decorating Center, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Landlord Address Changed Notice dated March 11, 2011

o	Second Amendment dated February 17, 2012 by and between One Stop Decorating Center, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Letter Agreement dated February 17, 2012 by and between One Stop Decorating Center, Inc. and Cousins Tiffany Springs MarketCenter, LLC

•	PACIFIC DENTAL (Suite: 1645 )

o	Lease dated September 4, 2012 by and between Pacific Dental Services, Inc. and Cousins Tiffany Springs MarketCenter, LLC

•	PETSMART (Suite: 300 )

o	Lease dated November 30, 2007 by and between PETSMART, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Memorandum of Lease dated November 30, 2007 by and between PETSMART, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	First Amendment and Commencement Date Certificate dated October 16, 2008 by and between PETSMART, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Landlord Address Changed Notice dated March 11, 2011

o	Landlord Rent Address Change Notice dated April 12, 2011

•	PINK AND WHITE NAILS (Suite: 1615 )

o	Lease dated May 8, 2010 by and between Pink & White Nail Spa, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Guaranty dated May 8, 2010 by and between Andy T. Tran, Thi U. Pham, and Cousins Tiffany Springs MarketCenter, LLC

o	Letter Agreement dated June 25, 2010 by and between Pink & White Nail Spa, Inc. and Cousins Tiffany Springs MarketCenter, LLC

o	Tenant Address Changed Notice dated July 30, 2010

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o	Landlord Address Changed Notice dated March 11, 2011
o	Tenant Notice of Option Renewal dated April 19, 2013
o	Tenant Address Change Notice dated April 22, 2013

•	RED MANGO (Suite: 500 )
o	Lease dated September 2, 2010 by and between RANS Corp and Cousins Tiffany Springs MarketCenter, LLC
o	Guaranty dated September 2, 2010 by and between Ravi Narayan, Anitha Narayan and Cousins Tiffany Springs MarketCenter, LLC
o	First Amendment dated March 4, 2011 by and between RANS Corp and Cousins Tiffany Springs MarketCenter, LLC
o	Opening and Termination Date Declaration dated May 23, 2011 by and between RANS Corp and Cousins Tiffany Springs MarketCenter, LLC
o	Landlord Address Changed Notice dated March 11, 2011

•	SALON TRIO (Suite: 1700 )
o	Lease dated January 25, 2010 by and between Capelli, LLC and Cousins Tiffany Springs MarketCenter, LLC
o	Guaranty dated January 16, 2010 by and between Amanda Rene Pulse, Casey Lynn Candler, Christina Mormino and Cousins Tiffany Springs MarketCenter, LLC
o	Letter Agreement dated June 29, 2010 by and between Capelli, LLC, Amanda Rene Pulse, Casey Lynn Candler, Christina Mormino and Cousins Tiffany Springs MarketCenter, LLC
o	Landlord Relocation of Tenant Notice dated October 13, 2010
o	First Amendment dated December 1, 2010 by and between Capelli, LLC, Amanda Rene Pulse, Casey Lynn Candler, Christina Mormino and Cousins Tiffany Springs MarketCenter, LLC
o	Move Out (Space 1705) dated January 3, 2011
o	Landlord Address Changed Notice dated March 11, 2011

•	SPORTS AUTHORITY (Suite: 1600 )
o	Lease dated July 18, 2007 by and between TSA Stores, Inc. and Cousins Tiffany Springs MarketCenter, LLC
o	Memorandum of Lease dated July 18, 2007 by and between TSA Stores, Inc. and Cousins Tiffany Springs MarketCenter, LLC
o	Letter Agreement dated April 29 2008 by and between TSA Stores, Inc. and Cousins Tiffany Springs MarketCenter, LLC
o	Commencement Agreement dated December 10, 2008 by and between TSA Stores, Inc. and Cousins Tiffany Springs MarketCenter, LLC
o	Landlord Address Changed Notice dated March 11, 2011
o	First Amendment dated February 8, 2012 by and between TSA Stores, Inc. and Cousins Tiffany Springs MarketCenter, LLC

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•	ULTA SALON (Suite: 900 )
o	Lease dated July 9, 2007 by and between Ulta Salon, Cosmetics & Fragrance, Inc. and Cousins Tiffany Springs MarketCenter, LLC
o	Memorandum of Lease dated July 9, 2007 by and between Ulta Salon, Cosmetics & Fragrance, Inc. and Cousins Tiffany Springs MarketCenter, LLC
o	Landlord Waiver and Consent dated July 9, 2007 by and between Ulta Salon, Cosmetics & Fragrance, Inc. and Cousins Tiffany Springs MarketCenter, LLC
o	Landlord Co-Tenancy Delivery Notice dated April 23, 2008
o	Landlord Square Foot Certification dated May 19, 2008
o	First Amendment dated October 29, 2010 by and between Ulta Salon, Cosmetics & Fragrance, Inc. and Cousins Tiffany Springs MarketCenter, LLC
o	Landlord Address Changed Notice dated March 11, 2011
o	Tenant Address Changed Notice dated April 10, 2011

•	VITAMIN SHOPPE (Suite: 1770 )
o	Lease dated October 20, 2008 by and between Vitamin Shoppe Industries, Inc. and Cousins Tiffany Springs MarketCenter, LLC
o	Memorandum of Lease dated October 20, 2008 by and between Vitamin Shoppe Industries, Inc. and Cousins Tiffany Springs MarketCenter, LLC
o	Commencement Date Agreement dated July 28, 2009 by and between Vitamin Shoppe Industries, Inc. and Cousins Tiffany Springs MarketCenter, LLC
o	Landlord Address Changed Notice dated March 11, 2011

OUTPARCELS:

•	GOLDEN CORRAL ( Outparcel #8 )
o	Ground Lease dated September 5, 2008 by and between KCGC, LLC and CP – Tiffany Springs Investments, LLC
o	Guaranty dated September 5, 2008 by and between Michael Neenan and CP – Tiffany Springs Investments, LLC
o	Landlord Estoppel Certificate dated September 5, 2008 by and between KCGC, LLC and CP – Tiffany Springs Investments, LLC
o	First Amendment: Assignment and Assumption of Lease and Landlord’s Estoppel Certificate dated November 12 2008 by and between KCGC, LLC, NKCGC, LLC, and CP – Tiffany Springs Investments, LLC
o	Short Form Lease dated January 23, 2009 by and between NKCGC, LLC and CP – Tiffany Springs Investments, LLC
o	Second Amendment dated January 23, 2009 by and between NKCGC, LLC and CP – Tiffany Springs Investments, LLC
o	Specialty License Agreement dated April 9, 2009 by and between NKCGC, LLC and CP – Tiffany Springs Investments, LLC
o	Landlord Address Changed Notice dated March 11, 2011

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EXHIBIT "G"

EXCEPTION SCHEDULE

1.	Unpaid Leasing Commissions [4.1(f) & 5.4(e)]:

a.	Commissions due to Lane4 as a result of the leasing of any portion of the Asset to a Prospect within 180 days after the Leasing Agreement is terminated.

b.	Commission due to Rubenstein Real Estate Co., LC in connection with the Sale of Outparcel 7B to D3, LLC.

2.	Tenant Lease Defaults [4.1(e)]: Best Buy has alleged that Seller, as landlord, is in default.

EXHIBIT "H"

LIST OF OPERATING AGREEMENTS

(terminable upon 30 days notice)

Type of Service	Vendor/Company Name	Contract Commencement Date
Domestic Booster Pump Maintenance	Rodriguez Mechanical	1/1/10
Fire Alarm Monitoring – Bldg 700, 1100, 1600, 1700	Fire & Security Solutions Group, Inc.	5/21/08
Fire Alarm Monitoring/Fire Pump	Fire & Security Solutions Group, Inc.	5/21/08
Fire Alarm Monitoring – Bldg. 500	Atronic Alarms	8/15/08
Janitorial	Elite Sweeping Co., Inc.	7/1/08
Landscaping	Hermes Landscaping	6/16/08
Pressure Washing	Elite Sweeping Co., Inc.	7/1/08
Snow Removal	Metro Snow Contracting	11/1/11
Sweeping	Elite Sweeping Co. Inc.	6/19/08
Trash	Olympic Contractor Rentals, Inc.	8/1/08
Water Billing	Water Systems, Inc.	10/1/11

EXHIBIT "I"

FORM OF TENANT ESTOPPEL CERTIFICATE

_______________, 2013

RE: Lease:	Lease dated ______________ between ____________________, as original or successor landlord ("Landlord"), and __________________________________ ("Tenant"), as amended by _______________ (the "Lease")

Premises:	_________ square feet at Tiffany Springs MarketCenter, Kansas City, Missouri

Commencement Date:	_______________
Expiration Date:	_______________
Current Monthly Base Rent:	$______________
Current Monthly Additional Rent	$______________
Current Monthly Percentage Rent	$______________
CAM/Operating Expenses	$______________
Security Deposit:	$______________
Monthly Base Rent Paid Through:	_______________, 20___
Monthly Additional Rent Paid Through:	_______________, 20___
Monthly Percentage Rent Paid Through:	_______________, 20___

Ladies and Gentlemen:

We are the Tenant under the Lease described above. We give you this certificate to permit you, your successors or assigns ("Purchaser"), any mortgagee (and the mortgagee's successors or assigns) of Purchaser, including, without limitation, _______________ (collectively, "Mortgagee"), and Landlord to rely on it as conclusive evidence of the matters stated below, in evaluating and completing the purchase by you or your assignee of, and a possible loan secured by, the Asset which includes the Premises and are open and operating for business under the trade name "________________". We certify to you, your successors and assigns, Mortgagee and Landlord, as follows:

1.	We are the Tenant at the Premises and, except as may be set forth on Exhibit "A", are in sole possession of and are occupying the Premises. Except as may be set forth on

Exhibit "A", Tenant has not subleased all or any part of the Premises or assigned the Lease, or otherwise transferred its interest in the Lease or the Premises.

2.	The Lease is currently in effect and constitutes the entire agreement between Landlord and Tenant. The Lease has not been amended, modified, or changed, whether in writing or orally, except as noted above.

3.	The Commencement Date and Expiration Date of the term of the Lease are correctly stated above. Tenant has __________ (___) remaining options of __________ (___) years each to renew the term.

4.	The current monthly Base Rent under the Lease and the current monthly Additional Rent under the Lease are correctly stated above. Monthly Base Rent and monthly Additional Rent have been paid through the respective dates stated above. No rent has been prepaid for more than one month.

5.	Tenant has deposited the Security Deposit stated above with Landlord and none of the Security Deposit has been applied by Landlord to the payment of rent or any other amounts due under the Lease, except as set forth on Exhibit "A".

6.	Any construction, build-out, improvements, alterations, or additions to the Premises required under the Lease have been fully completed in accordance with the Lease and accepted by Tenant, except as set forth on Exhibit "A". Landlord's obligations to pay for tenant improvements, if any, have been satisfied, except as set forth on Exhibit "A".

7.	To Tenant's knowledge, Landlord and Tenant have fully performed all of their respective obligations under the Lease and neither are in default under any term of the Lease.

8.	Tenant does not currently assert and, to Tenant's knowledge, has no defenses, set-offs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease, except as set forth on Exhibit "A".

9.	Tenant has not been granted any rights of expansion, purchase, or first refusal concerning the Lease or the Premises, except as may be stated in the Lease.

10.	The address for notices to Tenant under the Lease is correctly set forth in the Lease.

11.	There are no actions, whether voluntary or otherwise, pending against the Tenant or any guarantor of the Tenant's obligations under the Lease pursuant to the bankruptcy or insolvency laws of the United States or any State thereof.

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12.	The person signing this letter on behalf of Tenant is duly authorized to execute and deliver this certificate for and on behalf of the Tenant, and the same is binding upon Tenant.

Sincerely,

[NAME OF TENANT]

By:
Name:
Title:

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EXHIBIT "A"

1.	Description of Subleases and/or Assignments of Tenant's Interest (if none, then state none)

2.	Amounts of the Security Deposit Which Have Been Applied by Landlord (if none, then state none)

3.	Any construction, build-out, improvements, alterations or additions to the Premises required under the Lease that have not been completed (if none, then state none)

4.	Tenant Defenses, Set-Offs or Counterclaims (if none, then state none)

EXHIBIT "J"

PENDING TAX APPEALS

None.

EXHIBIT "K"

TENANT CONCESSIONS

None.

SCHEDULE 1

FORM OF SPECIAL WARRANTY DEED

Title of Document:	MISSOURI SPECIAL WARRANTY DEED

Date of Document:	_______________, 2013

Grantor(s):	COUSINS TIFFANY SPRINGS MARKETCENTER LLC, a Georgia limited liability company

*Grantee(s):	___________________________________, a ____________________

Grantee(s) Mailing Address:	________________________
________________________
________________________
________________________
________________________

Legal Description:	See page 5

*FOR INDEXING PURPOSES ONLY

MISSOURI SPECIAL WARRANTY DEED

[AS NECESSARY CONFORM DESCRIPTION OF PROPERTY TO FINAL CONTRACT]

THIS INDENTURE, is made and entered into this _____ day of __________, 2013, by and between COUSINS TIFFANY SPRINGS MARKETCENTER LLC, a Georgia limited liability company ("Grantor"), whose address is 191 Peachtree Street, Suite 500, Atlanta, Georgia 30303, Attention: Corporate Secretary, and ___________________________________, a _________________________ ("Grantee"; the term "Grantee" to include its legal representatives, successors and assigns where the context requires or permits), whose address is _________________________________________________________________________.

WITNESSETH:

That the Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration paid by the said Grantee, the receipt of which is hereby acknowledged, does by these presents bargain and sell, convey and confirm unto the said Grantee, the following described real estate, situated in the County of Platte and State of Missouri, being more particularly described on Exhibit "A" attached hereto and made a part hereof by this reference (the "Land"); TOGETHER WITH any and all improvements thereon and any and all right, title and interest of Grantor in and to all appurtenances, rights, privileges and easements belonging or pertaining to the Land owned by Grantor, and any right, title and interest of Grantor in and to any land lying in the bed of any street, road or highway in front of or adjoining said Land and any strips or gores relating to the Land, and all of Grantor's right, title and interest in and to all water, oil, gas and other mineral rights and interests situated in, on or under the Land (the Land and the foregoing rights, easements and appurtenances being hereinafter collectively referred to as the "Property").

SUBJECT ONLY TO those matters set forth on Exhibit "B" attached hereto and made a part hereof by the reference (the "Permitted Exceptions").

TO HAVE AND TO HOLD the Property, together with all and singular the rights, privileges, appurtenances and immunities thereto belonging or in anywise appertaining unto the Grantee and its successors and assigns, forever; Grantor hereby covenanting that the said Property is free and clear from any encumbrance done or suffered by Grantor, subject to all the Permitted Exceptions; and that it will warrant and defend the title to said Property unto Grantee and its successors and assigns forever, against the lawful claims and demands of all persons claiming under Grantor, subject only to the Permitted Exceptions.

The Property is located within the "Redevelopment Area" (as that term is defined in the "Redevelopment Agreement," defined below) and is therefore conveyed subject to those certain obligations set forth in the KCI Corridor Tax Increment Financing Plan, approved by the City Council of Kansas City, Missouri on March 11, 1999 by way of Ordinance No. 990256, which has been subsequently amended on June 10, 2004 by Ordinance No. 040618, Ordinance No. 040619, Ordinance No. 040620, Ordinance No. 040621, on February 3, 2005 by Ordinance No. 050107 and on March 30, 2006 by Ordinance No. 060326 (the KCI Corridor Tax Increment

2

Financing Plan, as amended by these ordinances, is hereinafter referred to as the "Amended Plan"), and the Agreement between the Tax Increment Financing Commission of Kansas City, Missouri (the "Commission") and MD Management, Inc. ("MD") dated March 30, 2006 (the "Redevelopment Agreement") for the Construction of Certain Road Improvements Within and Adjacent to Projects 6-10 and 14-20 of the Amended Plan. By accepting this deed, Grantee hereby acknowledges and agrees that the conveyance is subject to the terms and conditions of the Redevelopment Agreement which are, by the terms of the Redevelopment Agreement, binding upon the owner of the Property, including, without limitation, the obligation to (i) provide to the Commission the name, address, federal tax identification number, MITS number and location code (if applicable) (the "Business Information") of each business located on the Property which is obligated to pay local, county, state or federal taxes, with the exception of property zoned for residential uses, and thereafter such documentation as is required by the Commission's Economic Activity Tax Policy and Procedures then in effect (the "Eats Documentation"), and (ii) include a provision in all subsequent deeds or leases from Grantee for all or a portion of the Property obligating the transferee under such deed or lease to furnish the Business Information and the Eats Documentation. The foregoing obligations shall inure to and be binding upon Grantee and its heirs, executors, administrators, successors and assigns and the successors and assigns of any of Grantee's transferees or lessees and shall constitute a benefit held by MD and the Commission until such time as the Amended Plan terminates.

By accepting this deed, Grantee hereby acknowledges that the Property is located in an "Impact Fee Benefit District" (as that term is defined below) and is subject to the Kansas City, Missouri Impact Fee Ordinance (Chapter 39 of the Kansas City Municipal Code) (the "Ordinance"), which provides that any person or entity constructing a new development within one of Kansas City's established arterial street Impact Fee Benefit Districts is obligated to pay an arterial street impact fee (an "Impact Fee"). Grantee further acknowledges the Ordinance requires payment of an Impact Fee as a condition to issuance of a certificate of occupancy for buildings constructed on the Property, and agrees that so long as the previous owner of the Property, Tiffany Square, Inc., a Kansas corporation ("TSI") has Impact Fee credits ("Credits") available from Kansas City, Missouri ("City"), Grantee will purchase Credits in the amount of its required Impact Fees from TSI at the time Impact Fees are otherwise payable to the City with respect to the Property. Such purchase will be at a purchase price for the Credits equal to the purchase price which would otherwise be payable to the City for such Impact Fees if the Impact Fees were paid directly to the City. Grantee will require its tenants and occupants of the Property to purchase said Credits as described above.

(Remainder of page left intentionally blank)

3

IN WITNESS WHEREOF, the Grantor has executed these presents the day and year first above written.

GRANTOR:

COUSINS TIFFANY SPRINGS MARKETCENTER LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole member

By:
Name:
Title:

(CORPORATE SEAL)

State of GEORGIA	)
) ss
County of FULTON	)

BE IT REMEMBERED, that on this _____ day of __________, 2013, before me, a Notary Public in and for said County and State, personally appeared ___________________, to me personally known to be the person described in and who executed the foregoing instrument, who, being by me duly sworn, did say that he is the ____________________ of Cousins Properties Incorporated, a Georgia corporation, and acknowledged that said instrument was signed in behalf of said corporation by authority of its board of directors, and said person acknowledged said instrument to be the free act and deed of said corporation.

In testimony whereof I have hereunto set my hand and affixed my seal at my office in said county and state the day and year first above written.

Printed Name:

Notary Public

My term expires:

4

Exhibit "A"

Legal Description

5

Exhibit "B"

Permitted Exceptions

6

Schedule 2

Form of Bill of Sale to Personal Property

[AS NECESSARY CONFORM DESCRIPTION OF PROPERTY TO FINAL CONTRACT]

BILL OF SALE

THIS BILL OF SALE ("Bill of Sale") is made and entered into as of the _____ day of ______________, 2013, by COUSINS TIFFANY SPRINGS MARKETCENTER LLC, a Georgia limited liability company, and CP - TIFFANY SPRINGS INVESTMENTS LLC, a Georgia limited liability company ("Seller"), for the benefit of __________________________, a ______________________ ("Purchaser").

WITNESSETH:

A.         Contemporaneously with the execution of this Bill of Sale, Seller has conveyed to Purchaser a portion of certain improved real property commonly known as "Tiffany Springs MarketCenter" located in Kansas City, Missouri, and more particularly described on Exhibit "A" (the "Asset").

B.         In connection with the conveyance, Seller desires to transfer and convey to Purchaser all of Seller's right, title and interest in and to certain tangible personal property, inventory and fixtures located in and used exclusively in connection with the ownership, maintenance or operation of the Asset and the Improvements.

In consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Seller by Purchaser, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by Seller and Purchaser, it is agreed as follows:

1.         All capitalized terms not defined in this bill of Sale will have the meanings given in the Purchase and Sale Agreement dated as of _______________, 2013, between Seller and Purchaser (the "Sales Contract").

2.         Seller unconditionally and absolutely transfers, conveys and sets over to Purchaser all right, title and interest of Seller in any and all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which either is licensed to Seller or Seller deems proprietary), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated on the Land, if any, including, without limitation, all of Seller's right, title and interest in and to those items of tangible personal property set forth on Exhibit "B", without warranty or representation of any kind, express or implied, as to its condition, fitness for any particular purpose or merchantability, and all non-confidential books, records, budgets and files (excluding any appraisals, strategic plans for the Asset, internal analyses, information regarding the marketing of the Asset for sale, submissions relating to Seller's obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller's Asset manager which Seller deems proprietary) relating to the Land and Improvements, [and the utility deposits with __________ in the amount of $__________] [Closing Note: Seller to receive credit if any utility deposits are transferred] (the "Personal Property"). The Personal Property does not include any property owned by tenants, contractors or licensees.

3.         This Bill of Sale will inure to the benefit of Purchaser, and is binding on Seller, and their respective legal representatives, successors and assigns.

Seller has caused this Bill of Sale to be executed under seal as of the day and year written on the first page of this Bill of Sale.

COUSINS TIFFANY SPRINGS MARKETCENTER LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:
Name:
Title:

(CORPORATE SEAL)

CP-TIFFANY SPRINGS INVESTMENTS LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:
Name:
Title:

(CORPORATE SEAL)

2

Exhibit "A"

Legal Description

Exhibit "B"

List of Personal Property

Exhibit "C"

Permitted Exceptions

Schedule 3

Form of Assignment and Assumption of Leases

[AS NECESSARY CONFORM DESCRIPTION OF PROPERTY TO FINAL CONTRACT]

ASSIGNMENT AND ASSUMPTION OF LEASES, GUARANTIES,

COMMISSION AGREEMENTS, AND SECURITY DEPOSITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES, GUARANTIES, COMMISSION AGREEMENTS, AND SECURITY DEPOSITS (the "Assignment") is made and entered into as of the ____ day of _________, 2013, by and between COUSINS TIFFANY SPRINGS MARKETCENTER LLC, a Georgia limited liability company, and CP - TIFFANY SPRINGS INVESTMENTS LLC, a Georgia limited liability company (the "Assignor"), and ____________________, a ____________________ (the "Assignee").

RECITALS:

A.         Contemporaneously with the execution of this Assignment, Assignor has conveyed to Assignee certain improved real property commonly known as "Tiffany Springs MarketCenter" located in Kansas City, Missouri, and described on Exhibit "A" (the "Property").

B.         In connection with the conveyance of the Property, Assignor desires to transfer and assign to Assignee all of Assignor's right, title and interest in and to: (i) all leases affecting the Property, together with the guaranties, security deposits, [and certain future leasing commission and tenant inducement obligations associated with the leases], and (ii) the Commission Agreement dated November 9, 2011 between Assignor and Rubenstein Real Estate Co., LC, which relates to the sale of Outparcel 7B of the Property (the "Rubenstein Commission Agreement").

C.         Subject to the terms and conditions of this Assignment, Assignee desires to assume Assignor's obligations in regard to the leases, guaranties, security deposits, [certain leasing commission and tenant inducement obligations], and the Rubenstein Commission Agreement.

In consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by Assignor and Assignee, Assignor and Assignee covenant and agree as follows:

1.         Assignor unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee all of the landlord's interest in, to and under: (a) the leases (the "Leases") and guaranties (the "Guaranties") set forth on Exhibit "B" affecting or relating to the Property, (b) the tenant deposits enumerated on Exhibit "C" (the "Security Deposits"); (c) the pre-paid rents held by Assignor and enumerated on Exhibit "D" ("Pre-Paid Rents"); and (d) the Rubenstein Commission Agreement.

2.         Set forth on Exhibit "E" are certain leasing commission obligations and tenant concessions which are being assigned to and assumed by Assignee (the "Assumed Leasing Commissions and Tenant Concessions").

3.         Assignee by execution of this Assignment assumes: (i) all of the Landlord's duties and obligations under (a) the Leases and Guaranties arising from and after the date of this Assignment, including the obligations relating to the Security Deposits on Exhibit "C" and the Pre-Paid Rents, and (b) the Rubenstein Commission Agreement; and (ii) the Assumed Leasing Commissions and Tenant Concessions.

4.         Prior to the date of this Assignment, Lane4 Property Group, Inc. ("Lane4") was the exclusive leasing broker on behalf of Assignor with respect to the Property pursuant to an Exclusive Right to Lease Agreement (Missouri) dated May 21, 2010, as last extended by Letter Agreement dated March 19, 2013 (collectively, the "Lane4 Leasing Agreement"). Assignor acknowledges that, under Section 7(b) of the Leasing Agreement, Lane4 will be owed a commission if, within one hundred eighty (180) days after the expiration of the Leasing Agreement (which was terminated on ___________, 2013) (the "Protected Period"), a lease is entered into for any portion of the Property with any of the prospects listed in Exhibit "F" (the "Prospects"). Assignor will be solely responsible for and assumes the obligation to pay any commission due to Lane4 because Assignor has entered into a lease with a Prospect after the date of this Assignment within the Protected Period.

5.         Subject to the limitations contained in Article 4 of the Purchase and Sale Agreement dated __________, 2013 (the "Agreement") between Assignor and Assignee, Assignor will indemnify Assignee against, and will hold Assignee harmless from, any and all duties, claims, demands, causes of action, liabilities, judgments, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees actually incurred in connection with the enforcement of this indemnity or otherwise) resulting from or arising out of any obligations or duties under the Leases and the Guaranties to the extent arising or accruing before the date of this Assignment, including, without limitation, any claims by Best Buy with respect to a claim by Best Buy that Assignor is in default under the Best Buy lease for failure to undertake repairs of damage caused by an apparent act of vandalism to the Best Buy store as disclosed in Section 4.1(e) of the Agreement. Assignee will indemnify Assignor against, and will hold Assignor harmless from, any and all duties, claims, demands, causes of action, liabilities, judgments, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees actually incurred in connection with the enforcement of this indemnity or otherwise) resulting from or arising out of any obligations or duties under the Leases and the Guaranties and first arising on or after the date of this Assignment. Assignee will further indemnify Assignor against, and will hold Assignor harmless from, any and all duties, claims, demands, causes of action, liabilities, judgments, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees actually incurred in connection with the enforcement of this indemnity or otherwise) resulting from or arising out of any obligations or duties relating to the Security Deposits, Pre-Paid Rents, the Assumed Leasing Commissions and Tenant Concessions, the Rubenstein Commission Agreement, and Lane4's

2

right to receive any commissions related to the lease of any portion of the Property to a Prospect within the Protected Period.

5.         This Assignment will inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which will be deemed an original and all of such counterparts together will constitute one and the same Assignment. This Assignment will be governed by, and construed under, the laws of the State of Missouri.

[Signatures Begin on the Following Page]

3

Assignor and Assignee have signed and sealed this Assignment as of the day, month and year written on page one of this Assignment.

ASSIGNOR:

COUSINS TIFFANY SPRINGS MARKETCENTER LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:
Name:
Title:

(CORPORATE SEAL)

CP - TIFFANY SPRINGS INVESTMENTS LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:
Name:
Title:

(CORPORATE SEAL)

ASSIGNEE:

___________________________________________,
a _________________________________________

By:
Name:
Title:

(SEAL)

4

Exhibit A

Legal Description

Exhibit B

Schedule of Leases and Guaranties

EXHIBIT C

Schedule of Security Deposits

EXHIBIT D

Pre-Paid Rents

EXHIBIT E

Schedule of Assumed Leasing Commissions and Tenant Concessions

EXHIBIT F

List of Prospects

Schedule 4

Form of Assignment and Assumption of operating agreements

[AS NECESSARY CONFORM DESCRIPTION OF PROPERTY TO FINAL CONTRACT]

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS ("Assignment") is made and entered into as of the _____ day of __________, 2013, by and between COUSINS TIFFANY SPRINGS MARKETCENTER LLC, a Georgia limited liability company, and CP - TIFFANY SPRINGS INVESTMENTS LLC, a Georgia limited liability company ("Assignor"), and ____________________, a _______________ ("Assignee").

A.           Assignor has conveyed to Assignee certain real property commonly known as "Tiffany Springs MarketCenter" in Kansas City, Missouri, and described on Exhibit "A" (the "Asset").

B.           In connection with the conveyance, Assignor desires to transfer and assign to Assignee, to the extent assignable, all of Assignor's right, title and interest in and to certain contracts related to the Asset, and Assignee desires to assume Assignor's obligations under the contracts.

In consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by Assignor and Assignee, Assignor and Assignee covenant and agree as follows:

1.          Assignor unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth in the Purchase and Sale Agreement dated _______________, 2013, between Assignor and Assignee (the "Contract"), all of Assignor's right, title and interest in, to and under the contracts set forth on Exhibit "B" (the "Operating Agreements"), the JCP Supplemental Agreement described on Exhibit "C" and the Signalization Agreement described on Exhibit "D".

2.          Assignee hereby assumes and agrees to perform all of Assignor's duties and obligations under the Operating Agreements arising from and after the date of this Assignment.

3.          Subject to the limitations contained in Article 4 of the Purchase and Sale Agreement dated __________, 2013 between Assignor and Assignee, Assignor will indemnify Assignee against, and will hold Assignee harmless from, any and all duties, claims, demands, causes of action, liabilities, judgments, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees actually incurred in connection with the enforcement of this indemnity or otherwise) resulting from or arising out of any obligations or duties under the

Operating Agreements to the extent arising or accruing before the date of this Assignment. Assignee will indemnify Assignor against, and will hold Assignor harmless from, any and all duties, claims, demands, causes of action, liabilities, judgments, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees actually incurred in connection with the enforcement of this indemnity or otherwise) resulting from or arising out of any obligations or duties under the Operating Agreements and first arising on or after the date of this Assignment.

4.          This Assignment will inure to the benefit of and be binding on Assignor and Assignee and their respective legal representatives, successors and assigns.

[Signatures Begin on the Following Page]

2

The duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of the day and year written on the first page of this Assignment.

ASSIGNOR:

COUSINS TIFFANY SPRINGS MARKETCENTER LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:
Name:
Title:

(CORPORATE SEAL)

CP - TIFFANY SPRINGS INVESTMENTS LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:
Name:
Title:

(CORPORATE SEAL)

ASSIGNEE:

,
a

By:
Name:
Title:

(SEAL)

3

Exhibit A

Legal Description

Exhibit B

Operating Agreements

Exhibit C

JCP Supplemental Agreement

Exhibit D

Signalization Agreement

2

Schedule 5

Form of General Assignment of

Seller's Interest in Intangible PROPERTY

[AS NECESSARY CONFORM DESCRIPTION OF PROPERTY TO FINAL CONTRACT]

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT ("Assignment") is made and entered into as of the _____ day of __________, 2013 by COUSINS TIFFANY SPRINGS MARKETCENTER LLC, a Georgia limited liability company, and CP - TIFFANY SPRINGS INVESTMENTS LLC, a Georgia limited liability company ("Assignor"), to _________________________, a _______________ ("Assignee").

A.           Assignor has conveyed to Assignee real property commonly known as "Tiffany Springs MarketCenter" located in Kansas City, Missouri, and described on Exhibit "A" (the "Asset").

B.           In connection with the conveyance, Assignor desires to transfer and assign to Assignee all of Assignor's right, title and interest (if any) in and to all assignable trade names, entitlements and other intangible property used and owned by Assignor (if any) in connection with the Asset.

In consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the premises, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by Assignor and Assignee, Assignor and Assignee covenant and agree as follows:

1.          Assignor unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except for any warranty or representation contained in the Purchase and Sale Agreement dated as of _______________, 2013, between Assignor and Assignee (the "Contract"), all of Assignor's right, title and interest (if any) in and to all Intangible Property (as such term is defined in the Contract), if any, owned by Assignor related to the real property and improvements constituting the Asset. Assignor agrees to reasonably cooperate with Assignee, as necessary, at no expense to Assignor, to obtain from all applicable municipal, county and state authorities acknowledgement, confirmation and/or approval of the assignment of any permits, licenses, land use entitlements and other similar rights.

2.          This Assignment will inure to the benefit and be binding on Assignor and Assignee and their respective legal representatives, successors and assigns.

The duly authorized representative of Assignor has caused this Assignment to be properly executed under seal as of the day and year written on the first page of this Assignment.

ASSIGNOR:

COUSINS TIFFANY SPRINGS MARKETCENTER LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:
Name:
Title:

(CORPORATE SEAL)

CP - TIFFANY SPRINGS INVESTMENTS LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:
Name:
Title:

(CORPORATE SEAL)

2

Exhibit "A"

Legal Description

Schedule 6

Form of Seller's Affidavit

(for Purchaser's Title Insurance Purposes)

SELLER'S AFFIDAVIT

STATE OF

COUNTY OF

Personally appeared before me, the undersigned deponent who being duly sworn, deposes and says on oath the following to the actual knowledge of the undersigned:

1.          That the undersigned is the _______________ of _________________________, a _______________ (hereinafter referred to as "Owner") and as such officer of the Owner, the undersigned has personal knowledge of the facts sworn to in this Affidavit.

2.          That Owner is the owner of certain real property located in Kansas City, Missouri, being described on Exhibit A (hereinafter referred to as the "Asset"), subject to those matters set forth on Exhibit B.

3.          That Owner is in possession of the Asset, and to the best knowledge and belief of the undersigned, no other parties have any claim to possession of the Asset, except as set forth on Exhibit B.

4.          That the undersigned is not aware of and has received no notice of any pending suits, proceedings, judgments, bankruptcies, liens or executions against the Owner which affect title to the Asset except for any matters set forth on Exhibit B-1.

5.          That to the best knowledge and belief of the undersigned, except as may be set forth on Exhibit B, there are no unpaid or unsatisfied security deeds, mortgages, claims of lien, special assessments for sewer or streets, or ad valorem taxes which constitute a lien against the Asset.

6.          That, except as may be set forth on Exhibit C, no improvements or repairs have been made to the Asset at the instance of Owner within the __________ (___) days immediately preceding the date of this Affidavit for which the cost has not been paid; and, except as may be set forth on Exhibit C, there are no outstanding bills for labor or materials used in making improvements or repairs to the Asset at the instance of Owner or for services of architects, surveyors, or engineers at the instance of Owner.

7.          That to Owner's knowledge there are no boundary disputes affecting the Asset.

8.          That this Affidavit is made to induce Stewart Title Guaranty Company to insure title to the Asset, without exception other than as set forth on Exhibit B, relying on information in this document.

Sworn to and subscribed before me,

this _____ day of ____________, 2013.

(SEAL)

Notary Public

My Commission Expires:

(NOTARIAL SEAL)

2

EXHIBIT A

Legal Description

EXHIBIT B

Existing Encumbrances

EXHIBIT B-1

List of any Pending Actions

EXHIBIT C

List of any Contractors, Materialmen or Suppliers Not Yet Paid in Full

Schedule 7

Form of Seller's Certificate

(as to Seller's Representations and Warranties)

SELLER'S CERTIFICATE AS TO REPRESENTATIONS

THIS SELLER'S CERTIFICATE AS TO REPRESENTATIONS (this "Certificate") is given and made by COUSINS TIFFANY SPRINGS MARKETCENTER LLC, a Georgia limited liability company, and CP - TIFFANY SPRINGS INVESTMENTS LLC, a Georgia limited liability company ("Seller"), this ___ day of ______________, 2013, for the benefit of _________________________, a _______________ ("Purchaser").

Pursuant to the provisions of the Purchase and Sale Agreement , dated as of _______________, 2013, between Seller and Purchaser (the "Contract"), for the purchase and sale of certain real property commonly known as "Tiffany Springs MarketCenter" located in Kansas City, Missouri, and more particularly described on Exhibit "A" (the "Asset"), Seller certifies to Purchaser that, except as may be set forth to the contrary in the Contract and Exhibit "B", all of the representations and warranties of Seller contained in the Contract remain true and correct in all material respects as of the date of this Certificate.

Seller has caused this Certificate to be executed by its duly authorized representative as of the day and year written above.

COUSINS TIFFANY SPRINGS MARKETCENTER LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:
Name:
Title:

(CORPORATE SEAL)

CP - TIFFANY SPRINGS INVESTMENTS LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:
Name:
Title:

(CORPORATE SEAL)

2

EXHIBIT "A"

LEGAL DESCRIPTION

EXHIBIT "B"

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Schedule 8

Form of Seller's FIRPTA Affidavit

STATE OF

COUNTY OF

NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real Asset interest must withhold tax if the transferor is a foreign person. To inform __________________________, a _______________________ (hereinafter the "Transferee"), that withholding tax is not required upon the disposition of certain real property being more particularly described on Exhibit "A" attached hereto and made a part hereof by this reference, by ______________________________ (hereinafter the "Transferor"), Transferor hereby certifies the following:

1.          Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.          Transferor's federal tax identification number is _________________________; and

3.          Transferor's office address is:___________________________________; and

4.          Transferor is not a disregarded entity as defined in § 1.445-2(b)(2)(iii).

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.

Date: ____________

________________________________,
a_______________________________

By:
Name:
Title:

EXHIBIT "A"

LEGAL DESCRIPTION

(to be attached)

Schedule 9

Form of Purchaser's Certificate

(as to Purchaser's Representations and Warranties)

PURCHASER'S CERTIFICATE AS TO REPRESENTATIONS

THIS PURCHASER'S CERTIFICATE AS TO REPRESENTATIONS (this "Certificate") is given and made by _________________________ ("Purchaser"), this ___ day of ______________, 2013, for the benefit of COUSINS TIFFANY SPRINGS MARKETCENTER LLC, a Georgia limited liability company, and CP - TIFFANY SPRINGS INVESTMENTS LLC, a Georgia limited liability company ("Seller").

Pursuant to the provisions of the Purchase and Sale Agreement, dated as of _______________, 2013, between Seller and Purchaser (the "Contract"), for the purchase and sale of the real property commonly known as "Tiffany Springs MarketCenter" located in Kansas City, Missouri, and more particularly described on Exhibit "A" (the "Asset"), Purchaser certifies that, except as may be set forth to the contrary in Exhibit "B", all of the representations and warranties of Purchaser contained in the Contract remain true and correct in all material respects as of the date of this Certificate.

Purchaser has caused this Certificate to be executed by its duly authorized representative as of the day and year written above.

"PURCHASER"

______________________________________________,
a _____________________________________________

By:
Name:
Title:

(SEAL)

EXHIBIT "A"

LEGAL DESCRIPTION

EXHIBIT "B"

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

SCHEDULE 10

form of license

ASSIGNMENT AND LICENSE AGREEMENT

THIS ASSIGNMENT AND LICENSE AGREEMENT (the "Agreement") is made this _____ day of __________, 2013 (the "Effective Date"), by and between COUSINS PROPERTIES INCORPORATED, a Georgia corporation ("Licensor"), and ______________________, a __________________________ ("Licensee").

WITNESSETH:

WHEREAS, Licensor claims as its sole and exclusive property the trademark, service mark and/or trade name "Tiffany Springs MarketCenter" (the "Assigned Mark") which identifies the retail real estate development located in Kansas City, Missouri as more particularly described in Exhibit "A" ("Development"); and

WHEREAS, Licensor claims as its sole and exclusive property the trademark, service mark and/or trade name "MarketCenter" which Licensor has used to identify multiple developments including the Development (the "Licensed Mark"); and

WHEREAS, Licensee desires to be assigned the Licensor’s rights in the Assigned Mark in connection with the Development;

WHEREAS, Licensee desires to be licensed to use the Licensor’s rights in the "MarketCenter" mark portion of the Assigned Mark solely for use in connection with the Development;

NOW THEREFORE, incorporating the foregoing recital of facts and in consideration of Ten and No/100 Dollars ($10.00) in hand paid by Licensee to Licensor and other good and valuable consideration, the parties, intending to be legally bound, do hereby agree as follows:

1.          Assignment. Licensor hereby transfers and assigns to Licensee all of its right, title, and interest in and to the Assigned Mark on a worldwide basis, together with the goodwill associated therewith, along with U.S. Registration No. 3530285, and the right to recover for damages and profits and other remedies for past infringements of the Assigned Mark.

2.          Grant of License. Subject to the conditions and restrictions set forth herein, Licensor hereby grants to Licensee the non-exclusive right to use the Licensed Mark solely in connection with and as a component of the Assigned Mark for the Development. Licensee agrees that it shall not object to, seek to cancel or take any position adverse to Licensor’s use or license of the Licensed Mark. Licensor retains all, right title and interest in the Licensed Mark, with the sole exception of the license granted herein, and it shall have the right to make or license any use of the Licensed Mark in its sole discretion. No license fee or other compensation will be due from Licensee in connection with such license.

3.           Restrictions on Use. The use of the Licensed Mark is limited and restricted as follows:

3.1.          Licensee will use the Licensed Mark solely in connection with the Development.

3.2.          Licensee will not use the Licensed Mark in its trade or corporate name, or as a domain name.

3.3.          Licensee will at all times use the Licensed Mark in an appropriate and decorous manner and in accordance with all state and federal laws.

3.4.          Licensee will not use the Licensed Mark alone; rather, the Licensed Mark will only be used as part of the Assigned Mark.

3.5.          Licensee will not register the Licensed Mark or any variant thereof other than the Assigned Mark. Licensee acknowledges that Licensor owns all right, title and interest in and to the Licensed Mark and that all goodwill associated with the Licensed Mark or any variant thereof arising from Licensee's use of the Licensed Mark inures to Licensor.

4.           Use of Licensed Mark by Licensee. Licensee agrees to maintain the high quality of the Development as of the Effective Date. The Licensee and the Licensor shall mutually work together to address any issues regarding this Section, but the Licensor shall not be permitted to terminate this Agreement for a breach of this Section.

5.           Indemnification. Licensee hereby agrees to indemnify and hold Licensor harmless from any and all liability, loss or damage that Licensor may suffer as a result of any and all claims, demands, costs, or judgments made by third parties against Licensor, including reasonable attorneys' fees, arising from Licensee's use of the Assigned Mark or the Licensed Mark. Excluded from the foregoing indemnification is any and all liability, loss or damage that results solely from the act or omission of Licensor and any and all liability, loss or damage arising from any third party claim that Licensor does not have rights to use the Licensed Mark.

6.           Termination.

6.1.         This Agreement will terminate on the earlier occurrence of any of the following conditions:

(a)          Upon notice to Licensee from Licensor that this Agreement has been terminated by Licensor for "cause" (as such term is defined in this clause), effective thirty (30) days after such notice and the failure of Licensor to cure the same. The term "cause" as used herein means (1) failure by Licensee to comply with a material provision of this Agreement; or (2) a general assignment by Licensee for the benefit of creditors; or

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(b)          the last day on which any use of the Licensed Mark is removed by the Licensee.

6.2.         Upon termination of this Agreement, Licensee will cease and forever desist from any use of the Licensed Mark or any mark incorporating or similar to the Licensed Mark within thirty (30) days after the date of termination.

7.           Disclaimers. Nothing in this Agreement will be construed as:

(a)          A warranty or representation by Licensor that use of the Assigned Mark or Licensed Mark are or will be free from the rightful claim of third parties by way of infringement or the like except as specifically provided herein; or

(b)          A requirement that Licensor file or prosecute trademark applications, secure copyrights or maintain trademarks, service marks, or copyright registrations in force or notify Licensee of actions or failures to act with respect to applications or renewals; or

(c)          An obligation that Licensee bring or prosecute actions or suits against third parties for infringement or the like; or

(d)          Granting by implication, estoppel, or otherwise, licenses or rights under intellectual property rights of Licensor other than the license granted in Section 2.

Except as specifically provided in this Agreement, Licensor makes no representations, extends no warranties, either express or implied, and assumes no responsibilities whatever with respect to use by Licensee of the Assigned Mark or Licensed Mark.

8.           Miscellaneous.

8.1.          Counterparts; Entire Agreement; Authority.  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement. This Agreement and any exhibits, schedules and appendices hereto contain the entire agreement between the parties with respect to the subject matter, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to in this Agreement.

8.2           Authority. Each party represents that it has the requisite power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated in this Agreement; and that this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms of this Agreement.

8.3           Choice of Law. This Agreement will be governed by and determined under Georgia law.

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8.4           Assigns and Successors. This Agreement shall be freely assignable to any successor-in-interest to the Development and shall be binding upon the parties hereto, their respective successors, licensees, assignees, and affiliated companies.

[Signatures appear on next page]

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The parties have executed, delivered and received this Agreement, under seal, as of the day and year on the first page.

"LICENSEE":

____________________________________________,
a _____________________________________

By:
Name:
Title:

(SEAL)

"LICENSOR":

COUSINS PROPERTIES INCORPORATED,
a Georgia corporation

By:
Name:
Title:

(CORPORATE SEAL)

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Exhibit "A"

Legal Description

SCHEDULE 11

FORM OF NTB CONTRACT ASSIGNMENT

ASSIGNMENT AND ASSUMPTION OF

PURCHASE AND SALE AGREEMENT FOR OUTPARCEL 7B

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT FOR OUTPARCEL 7B ("Assignment") is made and entered into as of the _____ day of _____________, 2013, by and between CP – TIFFANY SPRINGS INVESTMENTS LLC, a Georgia limited liability company ("Assignor") and _______________________, a _______________________ ("Assignee").

A.           Assignor has conveyed to Assignee certain real property commonly known as "Tiffany Springs MarketCenter" in Platte County, Missouri and described on Exhibit "A" (the "Asset").

B.           In connection with the conveyance, Assignor desires to transfer and assign to Assignee all of Assignor's right, title and interest in and to that certain Agreement for the Purchase and Sale of Real Property dated November 28, 2011, between Assignor, as seller, and D3, LLC, an Alabama limited liability company, as purchaser, as amended by a First Amendment to Purchase and Sale Agreement dated February 3, 2012, a Second Amendment to, and Reinstatement of, Purchase and Sale Agreement dated October 9, 2012, a Third Amendment to Purchase and Sale Agreement dated January 17, 2013 and a Fourth Amendment to Purchase and Sale Agreement dated February 12, 2013, with respect to Outparcel 7B at the Asset (the "NTB Contract"), and Assignee desires to assume Assignor's obligations under the NTB Contract.

In consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by Assignor and Assignee, Assignor and Assignee covenant and agree as follows:

1.          Assignor unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee all of Assignor's right, title and interest in and to the NTB Contract.

2.          Assignee hereby assumes and agrees to perform all of Assignor's duties and obligations under the NTB Contract first arising from and after the date of this Assignment.

3.          Assignor will indemnify Assignee against, and will hold Assignee harmless from, any and all duties, claims, demands, causes of action, liabilities, judgments, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees actually incurred in connection with the enforcement of this indemnity or otherwise) resulting from or arising out of any obligations or duties of Assignor under the NTB Contract first arising before the date of this Assignment. Assignee will indemnify Assignor against, and will hold Assignor harmless from, any and all duties, claims, demands, causes of action, liabilities, judgments, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees actually incurred in connection with the enforcement of this indemnity or otherwise) resulting from or arising out of any obligations or duties of Assignee under the NTB Contract first arising on or after the date of this Assignment.

4.          This Assignment will inure to the benefit and be binding on Assignor and Assignee and their respective legal representatives, successors and assigns. This Assignment shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Missouri.

[Signatures appear on next page]

The duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of the day and year written on the first page of this Assignment.

ASSIGNOR:

CP - TIFFANY SPRINGS INVESTMENTS LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation, its sole Member

By:
Name:
Title:

(CORPORATE SEAL)

ASSIGNEE:

______________________________________,
a _____________________________________

By:
Name:
Title:

(SEAL)

(Signature page to TSMC Assignment of NTB Contract)

Exhibit A

Legal Description

SCHEDULE 12

FORM OF AUDIT LETTER

[Date]

[Address of Purchaser's Auditor]

We are providing this letter as an informational accommodation in connection with your audit of the statement of revenues and certain expenses (the "Statement") of ____________ (the "Property") for the period from ___________ to ____________.

We confirm, to our actual, current knowledge, without any duty of inquiry or investigation, the following representation made to you during your audit:

1.          The information Seller provided to you or Purchaser for purposes of Purchaser's compilation of the Statement referred to above was prepared consistent with Seller's customary practices used in owning and operating the Property, but is otherwise without representation, recourse or warranty. Seller has not and does not warrant the accuracy of its accounting records and Auditor shall not be entitled to rely upon the same as being true, correct, complete or accurate.

2.          Any public disclosure by Auditor of financial information containing, or based in any way upon, information contained in Seller's accounting records shall specifically state that the same were made available to Auditor as an accommodation to AMERICAN REALTY CAPITAL IV, LLC, a Delaware limited liability company, without representation, recourse or warranty except that the same were used by Seller in the ownership and operation of the Property and were not relied upon by Purchaser in acquiring the Property and shall not be relied upon by any other person.

3.          Except as indicated in the Statement or in this Letter, we have no actual, current knowledge of any fraud affecting the operations of the Property that had a material effect on the accuracy of the information Seller provided to you or Purchaser for purposes of Purchaser's compilation of the Statement referred to above.

SELLER:

Date executed:
, 201_
By:
Name:
Title: